AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 2004
                       REGISTRATION NO. 333-118947


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  INVISA, INC.
                 (Name of small business issuer in its charter)

           NEVADA                         3823                   65-1005398
   ------------------------     ---------------------------    ---------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code No.)    Identification No.)


         4400 INDEPENDENCE COURT, SARASOTA, FLORIDA 34234 (941) 355-9361
--------------------------------------------------------------------------------
                   (Address and telephone number of principal
               executive offices and principal place of business)

                  HERBERT M. LUSTIG, 4400 INDEPENDENCE COURT,
                     SARASOTA, FLORIDA 34234 (941) 355-9361
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                             BARRY I. GROSSMAN, ESQ.
                         ELLENOFF GROSSMAN & SCHOLE LLP
                         370 LEXINGTON AVE., 19TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 370-1300

--------------------------------------------------------------------------------

Approximate date of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO        AMOUNT TO BE       OFFERING PRICE       AGGREGATE          AMOUNT OF
             BE REGISTERED                    REGISTERED              PER            OFFERING         REGISTRATION
                                                                     UNIT             PRICE               FEE
------------------------------------------------------------------------------------------------------------------

common stock, par value $0.001 per share  4,562,500 shares(1)        $0.50(2)          $2,281,250           $289.03
common stock, par value $0.001 per
share, underlying warrants                1,662,500 shares(1)        $1.00(3)          $1,662,500           $210.64
     TOTAL.............................   6,225,000 shares(1)                          $3,943,750           $499.67(4)



------------

(1) Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the Series A Preferred Stock and the warrants.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(3) Represents  the  exercise   prices  of  the  warrants  for  the  purpose  of
    calculating  the   registration  fee  pursuant  to  Rule  457(g)  under  the
    Securities Act of 1933.


(4) Includes $468.75 previously paid and $30.92 paid herewith.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS                                  SUBJECT TO COMPLETION
                                                        DATED SEPTEMBER 23, 2004


                        6,222,500 Shares of Common Stock


                                       OF

                                  INVISA, INC.

      This prospectus relates to the public offering of up to 6,225,000 shares of our common stock, par value $0.001 per share, for sale by certain of our stockholders identified in this prospectus for their own accounts. Such stockholders are referred to throughout this prospectus as "selling stockholders." These shares include 1,662,500 shares of outstanding common stock, up to 2,900,000 shares of common stock issuable upon conversion of preferred stock and 1,662,500 shares of common stock issuable upon the exercise of warrants. We will pay the expenses of registering these shares.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "INSA." On September 20, 2004 the closing sales price for the common stock on the OTCBB was $0.53 per share.

      In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms "Invisa", the "Company", "we", "us", and "our" refer and relate to Invisa, Inc. The selling stockholders who wish to sell their shares of our common stock may offer and sell such shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholders but we will receive funds from the exercise of their warrants, upon exercise. Any such proceeds will be used for working capital and general corporate purposes. One should read this prospectus and any amendment or supplement hereto together with additional information described under the heading "Available Information".

      Our principal executive offices are located at 4400 Independence Court, Sarasota, Florida 34234. Our telephone number is (941) 355-9361.

      AN INVESTMENT IN OUR COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 BEFORE YOU DECIDE TO PURCHASE ANY SHARES OF OUR COMMON STOCK.

                      ------------------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ________, 2004

                                TABLE OF CONTENTS
                                                                            PAGE


     PROSPECTUS SUMMARY.......................................................2
     RISK FACTORS.............................................................5
     OUR BUSINESS............................................................14
     USE OF PROCEEDS.........................................................21
     SELLING STOCKHOLDERS....................................................22
     PLAN OF DISTRIBUTION....................................................23
     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
      COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT......................25
     SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS..........31
     DESCRIPTION OF SECURITIES...............................................33
     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............36
     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................41
     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................46
     EXECUTIVE COMPENSATION..................................................49
     FINANCIAL STATEMENTS....................................................55
     LEGAL MATTERS...........................................................55
     EXPERTS.................................................................55
     AVAILABLE INFORMATION...................................................55


     PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY OTHER INFORMATION. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF AND ON THE DATE OF THIS DOCUMENT.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.

THE COMPANY

      We develop, manufacture, market and license the rights to produce and sell sensor systems that incorporate our patented InvisaShield(TM) presence-sensing design and technology. Presence sensing is the reliable, repeatable detection of people and conductive objects. With InvisaShield technology, it is detection at a close distance (typically less than one meter).

      InvisaShield technology is used today in our line of SmartGate(R) sensors: life and property safety mechanisms for powered closures, including parking gates, slide gates, swing gates, vertical pivot gates and the like. In a security application, first generation security sensors using InvisaShield technology are in operation at a major museum in New England.

      To date, our revenue has been derived largely from the sale of SmartGate sensors for powered parking gates and slide gates. Parking and slide gates are motorized barriers used to control parking garage, parking lot, and vehicle traffic. We anticipate that, during the next two years, revenues will reflect the sale of additional presence-sensing products designed to improve the safety of various products which may include industrial doors, commercial overhead doors, powered slide and swing gates, vertical pivot gates, and products designed to provide security sensing for various markets including museums.

      From inception (February 12, 1997) through June 30, 2004, we were largely focused on technology and product development. The estimated dollar amount spent during this period on company-sponsored research and development was $3,087,468, including $263,047 for the six months ended June 30, 2004, $558,277 for the year ended December 31, 2003 and $660,844 for the year ended December 31, 2002. We continue to engage in significant product development activities. Because of our losses (which aggregated $22,116,987 from inception through June 30, 2004), limited capital, and ongoing product development expenses, footnote C of our financial statements and the accompanying Report of Independent Registered Public Accounting Firm discuss that substantial doubt exists regarding our ability to continue as a going concern.

THE OFFERING

Outstanding Common Stock            21,335,832 shares1

Common Stock Offered                Up to  6,225,000  shares  of  common  stock,
                                    including  u  p  to   1,662,500   shares  of
                                    outstanding  common  stock,  up to 2,900,000
                                    shares of  common  stock  issuable  upon the
                                    conversion  of the Series A Preferred  Stock
                                    and   1,662,500   shares  of  common   stock
                                    issuable upon the exercise of warrants which have an exercise price of $1.00 per share.

Proceeds We will not receive any proceeds from the sale of the common stock that may be sold pursuant to this prospectus. We will, however, receive proceeds upon the exercise of warrants which, if all warrants were exercised, would be $1,662,500. None of the warrant holders have any obligation to exercise their warrants. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

Risk Factors                        The  securities  offered  hereby  involve  a
                                    high degree of risk.  See "Risk Factors"

OTCBB Symbol                        INSA

NOTE ON FORWARD-LOOKING STATEMENTS

      The statements set forth under the captions "Prospectus Summary" and elsewhere in this prospectus, including under "Risk Factors," and those incorporated by reference herein which are not historical constitute "Forward Looking Statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Securities Exchange Act of 1934, including statements regarding the expectations, beliefs, intentions or strategies for the future. We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Forward-looking statements are subject to many risks and uncertainties which could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

      Examples of the risks and uncertainties include, but are not limited to: the inherent risks and uncertainties in implementing our business strategy and in developing products of the type we are developing; possible changes in our financial condition; our ability to obtain financing on acceptable terms; competition; our ability to manage growth; risks of technological change; our dependence on key personnel; and our ability to protect our intellectual property rights.

      Except to the extent required by applicable laws or rules, we do not undertake any obligation or duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1  as of September 20, 2004

                                  RISK FACTORS

      YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE MAY FACE.

RISKS RELATED TO OUR BUSINESS

      WE HAVE HISTORICALLY INCURRED LOSSES AND LOSSES ARE EXPECTED TO CONTINUE IN THE FUTURE, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING. OUR AUDITORS HAVE QUALIFIED THEIR AUDIT OPINION WITH REGARD TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      We have historically incurred losses. In the twelve months ended December 31, 2003, we sustained net losses of $11.7 million. From inception through June 30, 2004, we have sustained aggregate net losses of $22.1 million. Future losses are expected to continue. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

      Because we increased our product development activities, we anticipate that we will incur substantial operating expenses in connection with continued research and development, testing and approval of our proposed products, and expect these expenses will result in continuing and, perhaps, significant operating losses until such time, if ever, that we are able to achieve adequate product sales levels. Our ability to generate revenue and achieve profitability depends upon our ability, alone or with others, to complete the development of our proposed products and manufacture, market and sell our products.

      Because our rate of expenses is high, and due to our very limited resources, our auditors have included an explanatory paragraph in their audit opinion with regard to our ability to continue as a going concern.

      WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS OR WE MAY BE UNABLE TO FUND OUR OPERATIONS, PROMOTE OUR PRODUCTS OR DEVELOP OUR TECHNOLOGY.

      Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically primarily come from the sale of common stock to third parties and to a lesser degree from loans and revenue from product sales and license fees. We anticipate, based on our current proposed plans and assumptions relating to our operations (including the timetable of, and costs associated with, new product development), that the proceeds of the private placement we completed during 2004, to date, will be sufficient to satisfy our contemplated cash requirements at least through April of 2005. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and planned growth, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

      OUR ADDITIONAL FINANCING REQUIREMENTS COULD RESULT IN DILUTION TO EXISTING STOCKHOLDERS.

      The additional financings we will require may be obtained through one or more transactions which effectively dilute the ownership interests of our stockholders. Further, we may not be able to secure such additional financing on terms acceptable to us, if at all. We have the authority to issue additional shares of common stock, as well as additional classes or series of ownership interests or debt obligations which may be convertible into any one or more classes or series of ownership interests. We are authorized to issue 95,000,000 shares of common stock and 5,000,000 shares of preferred stock. Such securities may be issued without the approval or other consent of our stockholders.

      WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE YOUR INVESTMENT DECISION.

      We have had a limited operating history and have had only limited revenue. We are a development stage company, and accordingly, we anticipate that we will encounter many difficulties and risks associated with our early stage of development which includes, but is not limited to, the introduction of new products, the search for and hiring of new personnel, access to required capital, management issues, ramping up manufacturing capacity, and other important business aspects.

      WE WILL BE REQUIRED TO COMPETE WITH LARGER AND WELL-ESTABLISHED COMPANIES WHICH ARE BETTER FINANCED.

      There are a number of well-established companies which are well known in the manufacture and/or distribution of products for the security and life-safety markets. Such companies include Honeywell, Tyco, General Electric, Bosch, Siemens and others. Accordingly, we are subject to the difficult challenge of introducing and commercializing our new technology and products in a market place in a strong competitive environment. Additionally, our technology and products based thereon will have to compete with other technologies such as passive infrared and various types of motion detection which are well known and well accepted.

      WE ARE COMMERCIALIZING A NEW TECHNOLOGY WHICH WILL INVOLVE UNCERTAINTY AND RISKS RELATED TO MARKET ACCEPTANCE.

      We are commercializing a new technology with which we seek to gain market acceptance and to demonstrate competitive advantages. Our success is dependent, to a large degree, upon our ability to fully develop and commercialize our technology and gain industry acceptance of our products, based upon this new technology and its perceived competitive advantages. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. We anticipate that we will incur substantial operating expenses in connection with the development and testing of our proposed products and expect these expenses to result in continuing and significant operating losses until such time, if ever, that we are able to achieve adequate levels of sales or license revenues. We may not be able to raise additional financing, increase revenues significantly, or achieve profitable operations.

      MANAGEMENT AND FOUNDERS OF THE COMPANY CONTROL A SIGNIFICANT AMOUNT OF OUR COMMON STOCK AND SUCH CONCENTRATION OF OWNERSHIP MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE OF CONTROL OF OUR COMPANY.

      As a result, these management stockholders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of the our assets, and the control of our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in our control, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from attempting to obtain control of our company.

      THE  ABSENCE  OF  PRODUCT  LIABILITY  INSURANCE  COVERAGE  MAY  AFFECT OUR
BUSINESS.

      We may be exposed to potential product liability claims by consumers. Although we maintain product liability insurance, there can be no assurance that such insurance will be sufficient to cover all possible liabilities to which we may be exposed. Any product liability claim, even one that was not in excess of our insurance coverage or one that is meritless and/or unsuccessful, could adversely affect our cash available for other purposes, such as research and development. In addition, the existence of a product liability claim could affect the market price of our common stock. In addition, certain vendors may require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for retail distribution. Product liability insurance coverage includes various deductibles, limitations and exclusions from coverage, and in any event might not fully cover any potential claims. Failure to satisfy such insurance requirements could impede the ability of us or our distributors or licensees to achieve broad retail distribution of our proposed products, which could have a material adverse effect on us.

      WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THE FOUNDATION OF OUR BUSINESS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES.

      We regard certain aspects of our products, processes, services and technology as proprietary. We have taken steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

      We have an issued patent and have filed six patent applications with respect to various aspects of our technology. The pending patent applications may not be issued to us, and if issued, may not protect our intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our services.

      We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

      OTHER  PARTIES  MAY  ASSERT  THAT  OUR   TECHNOLOGY   INFRINGES  ON  THEIR
INTELLECTUAL PROPERTY RIGHTS, WHICH COULD DIVERT MANAGEMENT TIME AND RESOURCES AND POSSIBLY FORCE OUR COMPANY TO REDESIGN OUR TECHNOLOGY.

      Technology-based companies, such as ours, have the potential to be involved in litigation related to allegations of patent infringement. Although we have no knowledge of any such claims, from time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertion by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

      WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD RENDER OUR PRODUCTS LESS COMPETITIVE OR OBSOLETE.

      Changes in technology, changes in customer requirements and preferences, introduction of products and services embodying new or different technologies and the emergence of new industry standards and practices could render our existing technology and products less competitive or obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our technology and products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

      WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS.

      In order to successfully execute our business plan, we must significantly increase the number of strategic partners, manufactures, dealers, distributors and customers that use our products. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

      WE ARE DEPENDENT ON EXISTING MANAGEMENT

      Our success is substantially dependent on the efforts and abilities of our President and Chief Executive Officer, Herbert M. Lustig. Decisions concerning our business and our management are and will continue to be made by Mr. Lustig. The loss or interruption of his continued services would have a materially adverse effect on our business operations and prospects. Further, we do not maintain key-man life insurance.

      Our future success also will depend in part on the continued service of our key management personnel and our ability to identify, hire and retain additional personnel, including marketing and sales staff. We experience intense competition for qualified personnel, and the existence of non-competition agreements between prospective employees and their former employers may prevent us from hiring those individuals or subject us to suit from their former employers.

      While we attempt to provide competitive compensation packages to attract and retain key personnel, some of our competitors are likely to have greater resources and more experience than we have, making it difficult for us to compete successfully for key personnel.

RISKS RELATED TO OUR SECURITIES

      THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE POSSIBLE VOLATILITY IN OUR STOCK PRICE.

      There has only been a limited public market for our securities and there can be no assurance that an active trading market in our securities will be maintained. The OTCBB is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than NASDAQ and the national securities exchange, and quotes for securities quoted on the OTCBB are not listed in the financial sections of newspapers as are those for NASDAQ and the national securities exchange. In addition, the overall market for securities in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

      LIMITATIONS IN CONNECTION WITH THE AVAILABILITY OF QUOTES AND ORDER INFORMATION ON THE OTCBB

      Trades and quotations on the OTCBB involve a manual process and the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmation may be delayed significantly. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

      DELAYS IN ORDER COMMUNICATION IN THE OTCBB

      Electronic processing of orders is not available for securities traded on the OTCBB and high order volume and communication risks may prevent or delay the execution of one's OTCBB trading orders. This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our common stock. Heavy market volume may lead to a delay in the processing of OTCBB security orders for shares of our common stock, due to the manual nature of the market. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

      PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR SECURITIES.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Subject to certain exceptions, penny stocks are stock:

      o With a price of less than $5.00 per share or an exercise price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system; or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker dealer must also disclose the commission payable to both the broker dealer and the registered representative, current quotations for the securities and, if the broker dealer is the sole market maker, the broker dealer must disclose this fact and the broker dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In addition, the Commission currently intends to create additional obligations with respect to the transfer of penny stocks. Most importantly, the Commission proposes that broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the "penny stock" rules may restrict the ability of broker dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our common stock.

      Stockholders should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

o control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;

o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

o     "boiler  room"  practices   involving  high  pressure  sales  tactics  and
      unrealistic price projections by inexperienced sales persons;

o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

      RISK OF MARKET FRAUD

      OTCBB securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTCBB reporting requirements for these securities are less stringent than for listed or NASDAQ traded securities, and no exchange requirements are imposed. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our common stock.

      LIMITED LIQUIDITY ON THE OTCBB

      When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of one's order entry.

      LIMITATION IN CONNECTION WITH THE EDITING AND CANCELING OF ORDERS ON THE OTCBB

      Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one's order. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

      INCREASED DEALER COMPENSATION

      The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our common stock on the OTCBB if the stock must be sold immediately. Further, purchasers of shares of our common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for shares of our common stock on the OTCBB. Due to the foregoing, demand for shares of our common stock on the OTCBB may be decreased or eliminated.

      ADDITIONAL AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET.


      We are authorized to issue 95,000,000 shares of our common stock. As of September 20, 2004, there were 21,335,832 shares of common stock issued and outstanding. However, the total number of shares of our common stock issued and outstanding does not include shares reserved in anticipation of the exercise of options or warrants. As of September 20, 2004, we had outstanding stock options and warrants to purchase approximately 7,926,514 shares of our common stock, the exercise price of which range between $1.00 per share to $7.25 per share, and we have reserved shares of our common stock for issuance in connection with the potential exercise thereof. To the extent such options or warrants are exercised, the holders of our common stock will experience further dilution. In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

      The exercise of the outstanding derivative securities, will reduce the percentage of common stock held by our stockholders. Further, the terms on which we could obtain additional capital during the life of the derivative securities may be adversely affected, and it should be expected that the holders of the derivative securities would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such derivative securities. As a result, any issuance of additional shares of common stock may cause our current stockholders to suffer significant dilution which may adversely affect the market.


      In addition to the above referenced shares of common stock which may be issued without stockholder approval, we have 5,000,000 shares of authorized preferred stock, the terms of which may be fixed by our Board. We presently have 14,500 issued and outstanding shares of preferred stock and while we have no present plans to issue any additional shares of preferred stock, our Board has the authority, without stockholder approval, to create and issue one or more additional series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock may have an adverse effect on the holders of common stock.


      SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

      From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a two year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

ADDITIONAL RISKS

      LIMITATION ON DIRECTOR/OFFICER LIABILITY.

      As permitted by Nevada law, our articles of incorporation limit the liability of our directors for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of our charter provision and Nevada law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our bylaws provide that we shall indemnify our directors, officers, employees and agents if such persons acted in good faith and reasoned that their conduct was in our best interest.

      WE HAVE NO HISTORY OF PAYING DIVIDENDS ON OUR COMMON STOCK.

      We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We plan to retain any future earnings to finance growth. If we decide to pay dividends to the holders of our common stock, such dividends may not be paid on a timely basis.

      PROVISIONS OF OUR ARTICLES OF INCORPORATION AND NEVADA LAW COULD DEFER A CHANGE OF OUR MANAGEMENT WHICH COULD DISCOURAGE OR DELAY OFFERS TO ACQUIRE US.

      Provisions of our articles of incorporation and Nevada law may make it more difficult for someone to acquire control of us or for our stockholders to remove existing management, and might discourage a third party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders. For example, our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

                                  OUR BUSINESS

      We develop, manufacture, market and license the rights to produce and sell sensor systems that incorporate our patented InvisaShield(TM) presence-sensing design and technology. Presence sensing is the reliable, repeatable detection of people and conductive objects. With InvisaShield, it is detection at a close distance (typically less than one meter).

      InvisaShield technology is used today in our line of SmartGate(R) sensors: life and property safety mechanisms for powered closures, including parking gates, slide gates, swing gates, vertical pivot gates and the like. In a security application, first generation security sensors using InvisaShield technology are in operation at a major museum in New England.

      To date, our revenue has been derived largely from the sale of SmartGate sensors for powered parking gates and slide gates. Parking and slide gates are motorized barriers used to control parking garage, parking lot, and vehicle traffic. We anticipate that, during the next two years, revenues will reflect the sale of additional presence-sensing products designed to improve the safety of various products which may include industrial doors, commercial overhead doors, powered slide and swing gates, vertical pivot gates, and products designed to provide security sensing for various markets including museums.

      From inception (February 12, 1997) through June 30, 2004, we were largely focused on technology and product development. The estimated dollar amount spent during this period on company-sponsored research and development was $3,087,468, including $558,277 for the year ended December 31, 2003 and $660,844 for the year ended December 31, 2002. We continue to engage in significant product development activities. Because of our losses (which aggregate $22,116,987 from inception through June 30, 2004), limited capital, and ongoing product development expenses, footnote C of our financial statements and the accompanying Report of Independent Registered Public Accounting Firm discuss that substantial doubt exists regarding the our ability to continue as a going concern.

HISTORY

      We are a development stage company that is commercializing patented presence-sensing technology under the trade name InvisaShield. We were incorporated in Nevada on July 9, 1998 to provide computer analysis and solutions in anticipation of potential date-related computer system failures associated with the year 2000. Our original business plan was abandoned before significant commercialization and on February 9, 2000, we acquired SmartGate, L.C., in consideration for the issuance of 7,743,558 shares of our common stock representing approximately 74% of our capital stock then outstanding. As a result, SmartGate, L.C., became our wholly owned subsidiary, which markets our InvisaShield safety products under the brand name SmartGate. SmartGate, L.C. is a development stage company organized in January 1997 to develop and commercialize, pursuant to a license, patented presence-sensing technology for safety applications in the powered closure market.

      From an accounting perspective, SmartGate, L.C. was considered the acquirer in this transaction and, as a result, the accompanying Financial Statements reflect the operations of SmartGate, L.C. from inception. On February 26, 2002, we acquired Radio Metrix Inc. from affiliated parties.

      Radio Metrix Inc. is a wholly owned subsidiary which is commercializing our InvisaShield security products. Radio Metrix Inc. is a development stage company which was incorporated in Florida on March 19, 1992. Radio Metrix Inc. owns the patent and patent applications to the InvisaShield technology and controlled the InvisaShield technology. As a result of this acquisition, we have sole rights to commercialize the InvisaShield technology in all markets worldwide and we own the issued patent and pending patent applications to the InvisaShield technology.

PRODUCTS

      Our current and planned products are divided into two market categories as follows:

      Safety Market Category - Many safety devices and safety  functions  depend
upon   presence-sensing   technology.   We   continue  to  develop  a  range  of
presence-sensing products for the safety market under our brand name SmartGate.

      We believe that our safety products offer potential operational and maintenance benefits to the powered closure industry. Today we offer safety products for powered parking barrier gates, and slide gates.

      We also have developed prototypes of presence-sensing products for use in powered commercial overhead doors, powered industrial doors (which are used in commercial, manufacturing, and industrial buildings) and residential garage doors. We believe that there may be other applications for our presence-sensing technology in the safety market. Ultimately, we plan to offer safety products based upon our InvisaShield technology to be incorporated into a broad base of powered closure devices produced by other companies.

      To date, substantially all of our revenue (which has been limited) has been derived from the sale of our SmartGate presence-sensing products. These products are designed to be incorporated into powered parking barrier gates. Powered parking barrier gates are commonly used for traffic control and generally have a power operated barrier arm typically made of metal, wood or PVC which moves vertically between an open and a closed position. Our product places invisible presence sensing in front of and moving with the potentially dangerous barrier arm to identify the presence of people and vehicles. When an object is identified in the path of the moving barrier arm, our product signals the powered operator system, which is manufactured by nonaffiliated entities for its predetermined response, such as stopping and reversing the barrier arm. See the financial statements for revenues from this product category.

      During each of the last three fiscal years, more than 90% of our revenue was attributable to customers domiciled in the United States. For sales made to non-U.S. domiciled customers, the country to which the most sales were attributed was the United Kingdom.

      In July 2002, we signed an agreement, making Rytec Corporation our exclusive licensee to use our InvisaShield technology as original equipment used with high-speed industrial doors in the North American market. We believe that Rytec Corporation is the largest manufacturer of high-speed industrial doors in North America. These doors are frequently used in manufacturing and industrial environments where air-conditioned, cooler, and freezer areas are separated within warehouses or other buildings. We are completing internal testing of our product for use with Rytec's high speed industrial doors and hope to commence customer testing ("beta testing") by November of 2005.

      As further described below, we believe that the InvisaShield technology can perform non-contact presence-sensing tasks that may not currently be possible with competing technologies.

      Security Market Category - Security systems and security equipment generally rely, to varying degrees, on presence-sensing technologies to identify the presence of potential intruders and trespassers, or to provide surveillance of valuable objects.

      Our planned security products are being developed as components available to security professionals. These products would provide additional features and functions for new and/or existing security systems. They will compete with and, in some applications, complement existing presence-sensing technologies that are used in the security market today - such as infrared and/or microwave motion detectors, lasers, light beam systems and magnetic contacts or switches.

      We have demonstrated prototypes of InvisaShield security products for museum, retail, industrial, commercial, defense and governmental applications. These security products can place an invisible presence-sensing filed (in a fashion similar to our safety sensing shield) around exposed perimeters, doors exposed perimeters, doors and windows - or around valuable objects such as safes, locking cabinets, display cases, objects of art, and jewelry.

      In September 2004, Invisa's management will present a case study at the 14th Annual International Association of Museum Facilities Administrators (IAMFA) Conference that illustrates the use of InvisaShield capacitive sensors for protecting and securing valuable exhibits. We will describe and demonstrate how InvisaShield technology has been used to solve a specific security challenge, namely, that of providing open access to exhibits - while protecting them from vandalism or inadvertent damage.

MARKETING

      We will continue to focus our marketing efforts in the development of OEM (Original Equipment Manufacturer) licensing of our technology as well as building and supporting the distribution channel and dealer network of our SmartGate systems. We periodically participate in various trade conferences in the security market and safety market where we demonstrate our current and planned products and technology to potential customers.

      We have historically concentrated marketing efforts on potential customers whom we believe to be market leaders or otherwise high profile within specific markets. Currently, we target the market for safety products applied to powered parking gates, industrial doors, commercial overhead doors, powered slide gates, swing gates and vertical pivot gates.

      We sell our safety products to OEMs and through dealers and distributors and in some instances directly to targeted customers. In 2004, we anticipate potential sales to manufacturers for use of the InvisaShield technology as original equipment in various applications for powered closure products.

      The U.S. arm of ASCOM Transport Revenue Systems is our largest customer. We are not dependent upon any single customer, dealer, or distributor in the safety market, or otherwise.

      We are currently evaluating channels of distribution for planned security products. Distribution would include sales to and through dealers, distributors and manufacturers. While products in this market category have not contributed to our revenue in the past, we believe that our planned security products may ultimately represent a material portion of our business. We plan to further investigate the potential for InvisaShield-based security products in markets that include museums, retail, residential, governmental, and defense, as well as other sectors.

THE TECHNOLOGY

      The InvisaShield technology uses electronic circuitry that emits, controls, and senses changes in an invisible energy field. The field is based, in part, upon low energy radio waves oscillating within a controlled frequency range. The field monitored ranges from a distance of one meter to touch-sensitive, based upon the selected application and circuitry constantly checks the field to test for the presence of people, vehicles or other conductive objects (objects that conduct electricity) that would disturb the monitored field.

      We believe that the InvisaShield technology is a novel and proprietary way to provide presence sensing. At the core of the technology is the ability to project a field or zone capable of detecting most conductive objects that enter the field. The field is projected from a metallic substance, referred to as an antenna, which may consist of wire, self-adhesive metallic tape or other metallic items. The technology permits flexibility in designing and locating the antenna. This may provide unique opportunities to place presence-sensing fields where they can be used more efficiently or effectively. We believe that this flexibility enables the InvisaShield technology to perform non-contact presence-sensing tasks that may not currently be possible with competing technologies and to perform presence-sensing tasks similar to those performed by competing technologies in a potentially more efficient, effective, and reliable manner.

      We believe that the InvisaShield technology has a number of operational advantages. The technology does not depend upon lenses, beams or reflectors which may require replacement, cleaning and aligning. We also believe that the non-intrusive, non-contact presence-sensing capability of our technology is generally not disrupted by its operating environment, including electronic noise, mechanical noise, temperature, dust, frost, snow, ice or other operating conditions. We believe that InvisaShield technology may be a new presence-sensing technology that gives greater capability, flexibility and benefits than non-contact sensing.

      The Company recently has completed the design and development of a cost-reduced, 4th generation digital version of its SmartGate safety system for powered closures (SmartGate III).

      Competing Technologies - The presence-sensing business is highly competitive, consisting of numerous manufacturers of presence-sensing products based on various technologies, including infrared, ultrasonic, laser, microwave and similar technologies. For the most part, these technologies have been in use for a number of years and, in many cases, may not be proprietary.

      Our competitors provide a variety of presence-sensing and other safety and security alternatives such as motion detectors, CCTV-based movement detection systems, infrared and visible light beam detectors, light curtains, on/off switching mats and pads, tape switches, contact edges, as well as others.

      In the safety and/or security sectors, we compete with companies that include MillerEdge, Stanley, Optex, Napco, Pelco, and DMP, along with other large and well-established firms such as Honeywell, Tyco, General Electric, Bosch and Siemens.

      Many of our competitors have substantially greater development, technical, marketing, sales and financial resources than we have. As a result of these factors, competitors and potential competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and/or to devote greater resources to the development, promotion and sale of their products and services than we can. We believe that our ability to successfully compete depends, to a large degree, upon the performance of our technology, our current and planned presence-sensing products and our ability to finance our development, marketing and distribution efforts.

      Patents and Trademarks - We own Patent No. 5,337,039 issued by the U.S. Patent Office on August 9, 1994. In addition, we have five PCTs and one provisional patent application filed that cover improvements to the InvisaShield technology.

      We have a trademark on our trade name "SmartGate" which we use in our safety products category. We have filed trademark applications for the following: "Invisa", "InvisaShield" and the tagline "Safe. Secure. No Question." We believe that our patent and trademark position will be important in our efforts to protect our perceived competitive advantages.

      We have the following royalty obligations:

      (i) We are obligated to pay to Carl Burnett, the inventor, a royalty of the smaller of $1.00 or 1% of the amount collected from the sale of each finished product in which the technology designed to eliminate or filter electronic or mechanical interference is utilized. We do not currently anticipate using this invention in our product categories; and

      (ii) We are obligated to pay a royalty to Pete Lefferson equal to 2% of net profits from the sale of InvisaShield safety products for parking gates, sliding gates and overhead doors to an independent engineering consultant.

MATERIALS AND MANUFACTURING

      We believe that the materials required and the sources of such materials will be similar for our various existing and planned product categories. All components and parts are modified or manufactured by third parties to our specifications or are otherwise generally available as off-the-shelf materials. Our products have a number of components including proprietary electronic circuitry manufactured to our specifications by third party manufacturers and a standard power supply available in the marketplace. The antenna is standard wire, tape or other metallic materials, which are generally purchased in bulk. Whenever possible, we use fixed price manufacturing for our electronic circuitry, placing the responsibility for component supply on the manufacturer. We believe that there are multiple manufacturers and suppliers for each component and that adequate components and materials will be available to support our planned growth. We perform some final assembly and predetermined quality control procedures in our facility.

GOVERNMENT REGULATION

      The use of radio frequency or "RF", such as that incorporated into our safety products, is regulated by the Federal Communication Commission. Our subsidiary, Radio Metrix Inc. submitted its patented technology for required FCC testing and, in August of 1993, Radio Metrix Inc. received FCC Certification. We will endeavor to continue satisfying all requirements of the FCC.

      On March 1, 2001, a new safety standard was implemented by Underwriters Laboratory (UL) for the powered gate, door and window industry. This Underwriters Laboratory Rule, UL-325, while not a governmental regulation, is considered an indication of reasonable safety for powered gates, doors and windows, and is a requirement for UL certification for certain powered gate, door and window operators. Gate and operator manufacturers that rely upon UL certification or consider UL certification important for components will, most likely, require that our products be UL certified before incorporating our products as original equipment. Likewise, the absence of UL certification for our products may represent a sales or marketing barrier in certain market categories and to certain customers.

      We plan to apply for UL certification for certain of our safety products (those which we believe meet or exceed the current UL 325 standard). From time to time, we anticipate submitting additional products, including safety and security products, for UL certification. Other markets may have governmental or certification requirements.

WARRANTY

      Our safety products are sold with a 90-day (upgradeable to one year) limited warranty. A warranty policy for security products is currently being developed.

EMPLOYEES

      We have eight employees, of whom one is part time. As of the date of this filing, we had no unions and we had not entered into any collective bargaining agreement with any group of employees. We believe that we have a good relationship with our employees.

FACILITIES

      We lease approximately 15,200 square feet of manufacturing, marketing, development and office space in one building located in Northgate Business Park, Sarasota, Florida. No zoning or other governmental requirements are required for the continued use of our facilities. We rent our facilities on a month-to-month basis and the annual rent payments for the Company's facilities aggregate $112,872 plus taxes, which we believe to approximate the local market rate for such facilities. The facilities are rented from a non-affiliated party.

      The lease provides an option to purchase the building; however, we have no current plans to execute the option. With the exception of the potential exercise of the options contained in the lease, we have adopted a policy pursuant to which we do not invest in real estate, interest in real estate, real estate mortgages or securities issued based upon real estate activities. We maintain lease insurance that we believe is adequate. We are currently evaluating whether or not to continue our current lease, as our needs are evolving and there may be attractive alternatives for office and production space available in the local market that would be well suited to our needs.

LEGAL PROCEEDINGS

      We, from time to time, are subject to litigation related to claims arising out of our operations in the ordinary course of business. At this time, there are no claims asserted, which management believes, taken in the aggregate, would have a material adverse impact on our financial condition or results of operations.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by selling stockholders. We will, however, receive proceeds upon the exercise of the warrants. Should all of the warrants be exercised, we would receive an aggregate of $1,662,500. We will pay all the expenses incident to this registration. We plan to use any net proceeds received upon the exercise of the warrants for general corporate purposes.

      Since the proceeds of exercise of warrants will be paid to us, our net tangible book value will be increased by the sale of shares underlying the warrants covered by this prospectus. It is noted that our current net tangible book value is negative.

                              SELLING STOCKHOLDERS

      The following table sets forth each stockholder who is offering his shares of our common stock for sale under this prospectus, any position, office or other material relationship which such selling stockholder has had with us within the past three years, the amount of shares owned by such stockholder prior to this offering, the amount to be offered for such stockholder's account, the amount to be owned by such stockholders following completion of the offering and (if one percent or more) the percentage of the class to be owned by such stockholder after the offering is complete. The prior-to-offering figures are as of September 20, 2004. All share numbers are based on information that these stockholders supplied to us. This table assumes that each stockholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Stockholders are not required to sell their shares. Beneficial ownership is determined in accordance with Commission rules and regulations and includes voting or investment power with respect to the securities.

      The number of shares that any selling stockholder will own at any time are subject to limitation in the certificate of designations governing the Series A Preferred Stock and in the warrants, respectively, so that the aggregate number of shares of common stock of which such selling stockholder and all persons affiliated with such selling stockholder (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of our then outstanding common stock.

      The percentage interest of each selling stockholder is based on the beneficial ownership of such selling stockholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to such selling stockholder (but not any other selling stockholder) when exercising warrants or other rights in the future.




                                            NUMBER OF
                                            SHARES OF                  TOTAL           NUMBER OF
                                             COMMON       NUMBER OF    NUMBER OF       SHARES TO                 PERCENTAGE
                           POSITION,       STOCK, NOT       SHARES     SHARES OF       BE OFFERED    NUMBER OF      TO BE
                           OFFICE OR        INCLUDING    REPRESENTED   COMMON           FOR THE      SHARES TO   BENEFICIALLY
                             OTHER          WARRANTS,    BY WARRANTS   STOCK           ACCOUNT OF    BE OWNED       OWNED
                            MATERIAL      BENEFICIALLY   BENEFICIALLY  BENEFICIALLY   THE SELLING   AFTER THIS   AFTER THIS
NAME                      RELATIONSHIP      OWNED (2)     OWNED (2)    OWNED (2)      STOCKHOLDER    OFFERING     OFFERING

Mercator Advisory
Group, LLC (1)               None              0           750,000       750,000      750,000 (2)     0            0
Mercator Momentum
Fund, LP (1)                 None          1,470,000       250,568     1,720,568    1,720,568 (2)     0            0
Monarch Pointe Fund,
Ltd. (1)                     None          2,930,000       499,432     3,429,432    3,429,432 (2)     0            0

Oceana Partners LLC (3)      None            100,000        75,000       175,000      175,000 (4)     0            0

Ascendiant Capital
Group LLC (5)              Consultant         62,500             0        62,500       62,500 (6)     0            0

Ascendiant
Securities LLC (7)            None                 0        87,500        87,500       87,500 (8)     0            0


(1) 555 South Flower Street, Suite 4500, Los Angeles, California 90071.

(2) Consists (as applicable) of shares of common stock that may be acquired upon the conversion of outstanding Series A Preferred Stock (assuming a $0.50 conversion price) and immediately exercisable warrants (at an exercise price of $1.00 per share). The documentation governing the terms of the Series A Preferred Stock and warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; or Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.

(3) 275 Seventh Avenue, Suite 2000, New York, NY 10001.

(4) Consists of 100,000 shares of common stock and 3 year warrants to acquire up to 75,000 shares of our common stock at $1.00 per share. Such holder is a member of the NASD.

(5) c/o Ascendiant Securities, LLC, 1881 Von Karman, Suite 1630, Irvine, California 92612.

(6) Consists of 62,500 shares of common stock.

(7) 1881 Von Karman, Suite 1630, Irvine, California 92612.

(8) Consists of 3 year warrants to acquire up to 87,500 shares of our common stock at $1.00 per share. Such holder is a member of the NASD.

The information contained in this table reflects "beneficial" ownership of common stock within the meaning of Rule 13d-3 under the Exchange Act. As of September 20, 2004, we had 21,335,832 shares of common stock outstanding. Beneficial ownership information reflected in the table includes shares issuable by us upon the exercise of outstanding warrants.


                              PLAN OF DISTRIBUTION

      In this section of the prospectus, the term "selling stockholder" means and includes: (1) the persons identified in the tables above as the selling stockholders; and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

      The shares of our common stock offered by this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on the OTCBB (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTCBB; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

      The selling stockholders have agreed not initiate short sales of our common stock. However, the selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

      The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the selling stockholders.

      Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling stockholders in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

      Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

      In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

      We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus.

      We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those stockholders may be required to make in respect thereof.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      The Company's Directors are elected at the Annual Meeting of Stockholders and hold office until their successors are elected and qualified. The Company's officers are appointed annually by the Board of Directors and serve at the pleasure of the Board. There are no family relationships between any of the officers or directors of the Company.

      The directors, executive officers, and significant employees of the Company, are as follows:
                          Positions and Offices Presently
     Name             Age Held with the Company
--------------------  --- ------------------------------------------------------
Joseph F. Movizzo     60  Director
Herbert M. Lustig     52  Director, President & CEO
Edmund C. King        69  Director, Chief Financial Officer, Secretary/Treasurer
Robert Knight         47  Director
Stephen A. Michael    56  Director  and Chairman
Gregory J. Newell     54  Director
John E. Scates        47  Director
Carl A. Parks         45  Vice President of Operations
Robert T. Fergusson   59  Director of Engineering

      There are no family relationships among any directors, executive officers or significant employees.

      JOSEPH F. MOVIZZO joined the Company's Board of Directors in May 2003. From 1965 to 1998, Mr. Movizzo served in various positions at the IBM Corporation. His positions included serving as a General Manager of IBM Global Services Consulting Group, which he helped form, and creating and managing IBM China/Hong Kong Corporation. From March 1998 to the present, Mr. Movizzo has been self-employed primarily as a business consultant in textiles, financial services, data services and government. From May 2000 to the present, Mr. Movizzo has also served as an independent Director non-executive Chairman of ManageSoft Corporation headquartered in Boston, MA. He was elected non-executive Chairman of that entity in November 2002. Mr. Movizzo holds BS and MS degrees in Nuclear Engineering from the University of Wisconsin - Madison.

      HERBERT M. LUSTIG joined the Company in November of 2003 as Chief Operating Officer. In December of 2003, he joined the Invisa Board of Directors and on January 1, 2004, he was appointed the Company's President and CEO. From November 2002 to October 2003, Mr. Lustig was principal at Techmark Group, a consultancy providing technology and market development assistance for corporations. From June 2000 to November 2002, he served as President and CEO of Expanse Networks, an ePrivacy software developer. From June 1996 to May 2000, he was Vice President, then Sr. Vice President of Marketing & Business Development within the Security and Fire Solutions manufacturing businesses of Honeywell International. Prior to that, Mr. Lustig held executive positions at General Instrument Corporation, Booz Allen Hamilton, and Communications Satellite Corporation (COMSAT). Mr. Lustig holds an MBA from the Wharton School of the University of Pennsylvania and a BS in Biochemistry from the University of Massachusetts at Amherst.

      EDMUND C. KING has served as our Chief Financial Officer and Director since February 9, 2000. Until October 1, 1991, Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. While at Ernst & Young, Mr. King was that firm's Southern California senior healthcare partner and prior to that directed the Southern California healthcare practice for Arthur Young & Company, one of the predecessor firms of Ernst & Young. During his 30 years with Ernst & Young, Mr. King counseled clients in structuring acquisitions and divestitures; advised on the development of strategic plans; directed the preparation of feasibility studies; assisted with operational and financial restructuring; directed and supervised audits of client financial statements; and provided expert witness testimony and technical SEC consultation. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C. that we acquired in February 2000. Mr. King has served as Chief Financial Officer and Director of SmartPlug, Inc. since November 2000 and Chief Financial Officer and Director of FlashPoint International, Inc. since October 2001. From January 1992, Mr. King has been a general partner of Trouver, an investment banking and financial consulting partnership. Mr. King is also a member of the Board of Directors of LTC Properties, Inc., an NYSE listed real estate investment trust. Mr. King is a graduate of Brigham Young University, having served on the National Advisory Council of that school's Marriott School of Management, and has completed a Harvard University management course sponsored by Ernst & Young. Mr. King also has served as Chairman of the HFMA's Long-Term Care Committee (Los Angeles Chapter) and is a past member of the National Association of Corporate Directors. He holds CPA certificates in the states of California and Utah.

      ROBERT KNIGHT has served as a Director of the Company since July 1998. Mr. Knight served as President and Secretary-Treasurer of the Company from 1998 until February 2000. Mr. Knight serves as Treasurer and Director of Advertain On-Line Inc. a position he has held since March 14, 2000. From September 1, 1998 to June 23, 1999, he served as President, Secretary - Treasurer and Director of Silverwing Systems Corporation. From September 1, 1998, Mr. Knight served as President and Director of Centaur BioResearch, Inc. From November 1997, Mr. Knight has served as President and Director of Peregrine Mineral Resources Group, Inc. From June 24, 1997 to February 1, 1999, he was the President and Director of ANM Holdings Corporation. From March 24, 1997 to July 1, 1998, Mr. Knight was President and director of AFD Capital Group. From November 12, 1996 to February 1, 1999, Mr. Knight was President and director of Biologistics, Inc. In November 1995 to September 1996 Mr. Knight was President and Director of BioQuest, Inc. (formerly Victoria Enterprises, Inc.). At the completion of the merger between Victoria Enterprises, Inc. and BioQuest, Inc., Mr. Knight resigned as President, Secretary and Treasurer but remained a director until May 1998. Additionally, Mr. Knight has served as a Director of FlashPoint International, Inc. since October 2001. Mr. Knight has 15 years of experience in the public company arena and corporate finance. Mr. Knight completed a Masters in Business Administration, December 31, 1998 from Herriot-Watt University.

      STEPHEN A. MICHAEL has served as a Director since February 9, 2000 and as President from that date through November 6, 2003. Subsequent to that date, Mr. Michael had served as Chairman. Mr. Michael attended the School of Engineering at Ohio State University. Upon returning from military service in Vietnam, he attended the Schools of Business/Marketing at both Ohio State University and Franklin University. Mr. Michael has also attended the University of Wisconsin School of Engineering to acquire certification in the area of High Energy Surge Suppression and New York University School of Engineering for Advanced Studies in FRP (Fiber Reinforced Plastic) and Composites Engineering. Mr. Michael has served as President and Director of SmartGate, L.C. since January 1997. SmartGate, L.C. became one of our subsidiaries in February 2000. Additionally, he has served as President and Director of SmartPlug, Inc. since January 1997 and President and Director of FlashPoint International, Inc. since October 2001. Mr. Michael has devoted a significant portion of his career to developing functional products, including participating in the development and marketing of the Panasonic Auto Sound-Car dealer system, the Fuzz Buster and the Sears KingFisher Boat.

      Ambassador GREGORY J. NEWELL has served as a Director of the Company since June 13, 2002. Ambassador Newell is an international business development strategist and former: U.S. Ambassador; U. S. Assistant Secretary of State; and White House Commissioned Officer, having served under four U.S. Presidents. From 1992 to the present, Ambassador Newell has served as President of International Commerce Development Corporation in Provo, Utah, an international business-consulting firm. From 1989 to 1991, Ambassador Newell served as President and International Development Strategist of Dow, Lohnes & Albertson

International, a subsidiary of one of Washington, D.C.'s oldest and largest law firms. Ambassador Newell was U.S. Ambassador to Sweden from 1985 to 1989. Prior to that he was U.S. Assistant Secretary of State for International Organizational Affairs serving as the senior U.S. government official responsible for the formulation and execution of U.S. multilateral foreign policy in 96 international organizations including the United Nations, where he served as senior advisor to the 37th, 38th, 39th and 40th United Nations General Assemblies. He served as Director of Presidential Appointments and Scheduling and Special Assistant to President Ronald Reagan and Staff Assistant to President Gerald R. Ford. Ambassador Newell has also served on the boards of the Landmark Legal Foundation, Sutherland Institute and the Swedish-American Chamber of Commerce.

     JOHN E. SCATES, a garage door industry engineer and consultant, was appointed to the Company's Board of Directors on June 27, 2002. From June 1997 to the present, Mr. Scates has been President and Owner of Scates, Inc., a product design and failure analysis consultancy in Carrollton, Texas. From May 1993 to May 1997, Mr. Scates served as Manager of Research and Development for Windsor Door, Little Rock, Arkansas. From February 1985 to May 1993, Mr. Scates served as Manager of Structures at Overhead Door R & D/engineering, Dallas, Texas. Mr. Scates earned a BS Degree in Mechanical Engineering, Summa Cum Laude from Texas A & M University in 1979. Mr. Scates is licensed as a Professional Engineer in Texas, Florida and North Carolina.

SIGNIFICANT EMPLOYEES

      CARL A. PARKS has served as the Company's Vice President of Operations since August 2001. Mr. Parks has had over 20 years experience in many phases of electronic manufacturing including assembly methods, techniques, hiring personnel, defining processes and selecting equipment. Prior to joining the Company, in 2000 and 2001 Mr. Parks served as a Customer Development Manager at ProTek Electronics in Sarasota, Florida where Mr. Parks had direct responsibility for the location, qualification and booking of new business and where he developed and managed the Quotation procedure and Costing model. In 1999 and part of 2000, Mr. Parks served as a Customer Development Manager at MSI of Central Florida in Melbourne, Florida. At MSI, Mr. Parks directed all manufacturing operations including hiring a core management team and had direct responsibility for new business development. From 1994 to part of 1999, Mr. Parks served as a customer service engineer at Genesis Manufacturing in Oldsmar, Florida. At Genesis, Mr. Parks had direct responsibility for the location and qualification of new customers. In addition, Mr. Parks provided front-end engineering support for all new program start-ups and provided component level sourcing support to all new programs. Mr. Parks received an A.S. Business degree in 1983 from Manatee Junior College. He has also received 1,600 hours of special instructions in many phases of manufacturing technology.

      ROBERT T. FERGUSSON joined the Company in November 2001. In his 30-year career, Mr. Fergusson has been an electronic engineer with a background in electronics, optical and mechanical design, as well as extensive experience in engineering management. From 1973 until joining the Company, Mr. Fergusson served in various engineering capacities at Barry Wehmiller Electronics f/k/a Inex Vision Systems located in Clearwater, Florida and Denver, Colorado. During his career, Mr. Fergusson has been involved in the design and development of automatic on-line inspection equipment. Many of the pieces of equipment became industry standards in the glass container industry. Mr. Fergusson also served as Director of Engineering and Vice President of Engineering. Mr. Fergusson is also experienced in analog and digital (including PLD) design. He designed signal processing, interface and control circuits for various pieces of equipment. In addition, Mr. Fergusson has a mechanical background and has developed several innovative optical designs for improvement of inspection processes. Mr. Fergusson has traveled extensively in the U.S., Europe and Latin America to work with field service and sales in resolving technical problems and developing new business opportunities. In 1971, Mr. Fergusson received a Bachelors of Engineering Science in Electrical Engineering from Brigham Young University in Provo, Utah and an Associate of Science degree in 1968 at the College of Eastern Utah in Price, Utah.

COMPENSATION COMMITTEE AND COMPENSATION OF DIRECTORS

      Messrs. Knight, Movizzo, Newell and Scates serve on the Compensation Committee, which determines the compensation amounts to be paid to our directors, officers and employees. We are currently in the process of establishing a formal plan for compensating our directors. To date, directors have been reimbursed for actual expenses incurred in connection with performing duties as directors and have not received compensation for attendance at meetings, except that Messrs. Newell, Scates and Movizzo are each entitled to be paid an annual director's fee of $10,000 which has not yet been paid and accrues. Amounts accrued through July 31, 2004 have been satisfied through a deferred stock grant arrangement. Further, from time to time, directors may be granted options under the Company's various stock option plans.

THE AUDIT COMMITTEE

      The audit committee of the board of directors currently consists of four directors, Messrs. Knight, Movizzo, Newell and Scates, each of whom is a non-employee director, and each of whom meets the independence and other requirements to serve on our audit committee under applicable securities laws and the rules of the SEC and the American Stock Exchange ("AMEX"). Although we are not listed on the AMEX, we have voluntarily chosen to comply with the AMEX audit committee qualification requirements.

      The board of directors has determined that Mr. Knight, qualifies as an audit committee financial expert as defined in Item 401 of Regulation SB promulgated under the Securities Act. Mr. Knight is independent as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

CODE OF ETHICS

      Our board of directors has adopted a Code of Business Conduct and Ethics and Compliance Program which is applicable to Invisa, Inc. and to all our directors, officers and employees, including Invisa, Inc.'s principal executive officer and principal financial officer, principal accounting officer or comptroller, or other persons performing similar functions.

ADVISORS

      Set forth below are Advisors who have been engaged by the Company and a description of the compensation arrangements with said Advisors.

INDUSTRY ADVISORY BOARD

      The Company has established an Industry Advisory Board to consist of industry experts and persons held in high regard within their industry. The Advisory Board currently has two members who are available on a limited basis to provide industry or market input as requested by the Company's officers and directors. The Industry Advisory Board provides a consultative function and is not part of the Company's Board of Directors, which is discussed elsewhere in this document.

      Advisory Board Member, Linda Kauffman, the former Chairman of the Board of the International Parking Institute, provides the Company with expertise in the parking and traffic control industry. Ms. Kauffman provides consulting services on an "as available" basis and as compensation, was granted an Option in June 2001 to purchase 10,000 shares of the Company's common stock at $4.34 per share. The Option vests over a period of three years with one-third of the shares becoming eligible to purchase on each anniversary date of the grant, provided Ms. Kauffman has remained a consultant with the Company on the anniversary date. The Option's term is seven years.

      Advisory Board Member, Duane Cameron, is a member of the parking industry. Mr. Cameron provides consulting services on an "as available" basis and as compensation, was granted an option to purchase 10,000 shares of the Company's common stock at $3.00 per share. The Option was granted in July 2000. The Option vested over a two-year period and is now fully vested. Also in July 2000, Mr. Cameron was granted the right to be issued an additional option for the purchase of 10,000 shares at $3.00 per share if, as a result of the efforts of Mr. Cameron, the Company enters into contractual relationships with certain entities in the parking industry.

OTHER ADVISORS

      In May 2004, the Company entered into a marketing and investor relations agreement with Aurelius Consulting Group, Inc. ("Aurelius"). The fees to Aurelius consist of $8,000 cash per quarter and a grant of 30,000 shares of Invisa common stock. The term of agreement is six months from August 2004.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      For information regarding securities authorized for issuance under Equity Compensation Plans, and the equity compensation plan information table see "Market for Common Equity and Related Stockholder Matters."

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth the beneficial ownership of shares of our common stock, as of September 20, 2004, of (i) each person known by us to beneficially own five percent (5%) or more of such shares; (ii) each of our directors, executive officers, and significant employees named in the Summary Compensation Table; and (iii) all of our current executive officers, directors, and significant employees as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.


NAME AND ADDRESS                 AMOUNT AND NATURE OF SHARES
 OF BENEFICIAL OWNER(1)              BENEFICIALLY OWNED(2)   PERCENTAGE OWNED(2)
--------------------------------------------------------------------------------
Michael R. Ries, CPA (Trustee)(3)        1,864,584                9.6%
Kenneth D. Doerr (Trustee)(3)            1,864,584                9.6%
Stephen A. Michael(4)                    4,610,946               23.0%
H.R. Williams(5)                         1,058,407                5.3%
Edmund C. King(6)                          699,956                3.5%
Robert Knight(7)                           308,333                1.6%
Gregory J. Newell(8)                       128,333                 .7%
John E. Scates(9)                          113,333                 .6%
Joseph F. Movizzo(10)                      123,333                 .6%
Herbert M. Lustig(11)                      408,339                2.1%
Mercator Advisory Group, LLC(12)           750,000                3.7%
Mercator Momentum Fund, LP(13)           1,720,568                8.1%
Mercator Pointe Fund, Ltd. (14)          3,429,432               15.0%

           All  directors,   executive   officers  and  significant
           employees as a group (11 persons; 11,180,148 shares, 50%
           (approx.))

(1) Unless otherwise provided herein all addresses are c/o Invisa, Inc., 4400 Independence Court, Sarasota, Florida 34234. The business address for Mr. Ries is 4837 Swift Road, Suite 210, Sarasota, Florida 34231; for Mr. Doerr is 240 South Pineapple Avenue, Sarasota, Florida 34230; for Mr. Williams is 7954 Royal Brikdale Circle, Bradenton, FL 34202 and for Mercator Advisory Group, LLC, Mercator Momentum Fund, LP and Mercator Pointe Fund, Ltd. is 555 South Flower Street, Suite 4500, Los Angeles, California 90071.

(2) The percentage calculations are based on 19,473,332 shares that were outstanding as of September 13, 2004 plus the respective beneficial shares owned by each selling stockholder. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of July 31, 2004 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(3)  Includes:  (i) 1,864,584 shares held by Mr. Doerr as Trustee of the Spencer
     C. Duffey Irrevocable Trust, a Trust created by Samuel S. Duffey, for his son; and (ii) 1,864,584 shares held by Mr. Ries as Trustee of the Elizabeth
     R. Duffey Irrevocable Trust, a Trust created by Samuel S. Duffey, for his daughter.

(4)  Includes options to purchase 600,000 shares.

(5) Includes 611,603 shares and options to purchase 446,804 shares held by the H.R. Williams Family Limited Partnership (Partnership).

(6) Includes 197,040 shares held in Mr. King's name, 5,000 shares held in the name of the King Family Trust, and Mr. King's options to purchase 497,916 shares.

(7)  Includes options to purchase 298,333 shares.

(8)  Includes options to purchase 128,333 shares.

(9)  Represents options to purchase 113,333 shares.

(10) Includes 10,000 shares and options to purchase 113,333 shares.

(11) Includes options to purchase 408,339 shares.

(12) Consists of 750,000 shares of common stock that may be acquired upon the exercise of immediately exercisable warrants at $1.00 per share. The documentation governing the terms of the warrants contains provisions prohibiting any exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; or Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.


(13) Consists of 513,000 shares of common stock acquired upon conversion of 2,565 shares of Series A Preferred Stock and up to 957,000 additional shares of common stock that may be acquired upon the conversion of outstanding Series A Preferred Stock (at an assumed conversion price of $0.50 per share) and 250,568 shares of common stock that may be acquired upon the exercise of the immediately exercisable warrants at $1.00 per share. The documentation governing the terms of the Series A Preferred Stock and warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; or Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.

(14) Consists of 987,000 shares of common stock acquired upon conversion of 4,935 shares of Series A Preferred Stock and up to 1,943,000 additional shares of common stock that may be acquired upon the conversion of outstanding Series A Preferred Stock (at an assumed conversion price of $0.50 per share) and 499,432 shares of common stock that may be acquired upon the exercise of the immediately exercisable warrants at $1.00 per share. The documentation governing the terms of the Series A Preferred Stock and warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; or Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.


                            DESCRIPTION OF SECURITIES
GENERAL

      The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.


      We are authorized to issue up to 100,000,000 shares of capital stock authorized of which 95,000,000 are common stock, with a par value of $0.001 per share, and 5,000,000 shares of "blank check" preferred stock, with a par value of $0.001 per share. There are currently 21,335,832 shares of common stock and 14,500 shares of preferred stock issued and outstanding as of September 20, 2004.


COMMON STOCK

      Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our board of directors out of funds legally available therefore, if at all. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. Our common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to our common stock. The holders of our common stock do not have any pre emptive or other subscription rights.

      Holders of shares of our common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

      All of the issued and outstanding shares of our common stock are fully paid, validly issued and non assessable.

DIVIDENDS

      The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception, and we have no present intention of paying any cash dividends on our common stock in the foreseeable future.

PREFERRED STOCK


      Our Articles of Incorporation authorize the issuance of 5,000,000 shares of "blank check" preferred stock, with a par value of $0.001 per share, of which 14,500 shares (designated Series A Preferred Stock) were issued and outstanding as of September 20, 2004. Our Board has the authority, without further action by the holders of our outstanding common stock, to issue additional shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.


SERIES A PREFERRED STOCK

      On August 16, 2004 the Company completed the issuance of twenty two thousand (22,000) shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"). Following are certain of the significant terms of the Series A Preferred Stock.


      PROCEEDS FROM FINANCING: The Series A Preferred Stock bears a face amount of $2,200,000. Of the gross proceeds, we received $1,937,000 (net of $263,000 in transaction expenses). $1,158,200 of the proceeds were paid to us at closing and the remaining $778,800 was paid on September 14, 2004.


      TYPE OF SECURITY: The Series A Preferred Stock is non-voting, and are entitled to dividends only when, or if, declared by our board of directors.


      CONVERSION: Any issued and outstanding shares of Series A Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares of common stock at a conversion price equal to eighty percent (80%) of the volume weighted average trading price of the common stock during the ten trading days preceding the time of conversion, subject to a floor of $0.50 per share and a ceiling of $1.17 per share. On January 20, 2004 holders of Series A Preferred Stock converted $750,000 worth (7,500 shares) of Series A Preferred Stock into 1,500,000 shares of common stock.

      ANTI-DILUTION PROTECTION: The Certificate of Designations of the Series A Preferred Stock provides that in the event that we issue stock in connection with a dividend, distribution, classification, merger or consolidation the number of shares of common stock that the Series A Preferred Stock is convertible into will be adjusted accordingly. Additionally, in certain circumstances, issuances below the then current conversion price will entitle the holders of the Series A Preferred Stock to weighted average anti-dilution protection.

      LIQUIDATION PREFERENCE: In the event of any dissolution or winding up of the company, whether voluntary or involuntary, holders of each outstanding share of Series A Preferred Stock will be entitled to be paid first out of the assets of the company available for distribution to stockholders an amount equal to $100.00 per share of Series A Preferred Stock held, and any declared but unpaid dividends on such share, before any payment shall be made to the holders of the common stock.

WARRANTS

      As part of our August, 2004 financing, we issued 3 year warrants to purchase 1,500,000 shares of our common stock at $1.00 per share. The shares issuable upon exercise of the warrants have been registered as a registration statement on Form SB-2, of which this prospectus is a part.


      In connection with the August, 2004 financing we issued 3 year warrants to acquire up to 75,000 shares of our common stock at $1.00 per share to a broker. We also granted 3 year warrants to acquire up to 87,500 shares of our common stock at $1.00 per share to another broker. The shares issuable upon exercise of these warrants have been registered on a registration statement on Form SB-2, of which this prospectus is a part.


TRANSFER AGENT

      Our transfer agent is Liberty Transfer Co., 274B New York Avenue, Huntington, New York 11743.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      Pursuant to the Nevada General Corporation Law, our bylaws provide for indemnification of our officers, directors and others who become a party to an action provided they acted in good faith and reasoned the conduct or action was in the best interest of the Company. Further, the Company maintains officer and director liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion and analysis of our financial condition and plan of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this filing. This discussion and analysis contains forward-looking statements including information about possible or assumed results of our financial conditions, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated in such forward-looking statements. For example, when we indicate that we expect to increase our product sales and potentially establish additional license relationships, these are forward-looking statements. The words expect, anticipate, estimate or similar expressions are also used to indicate forward-looking statements.

LIMITED OPERATING HISTORY; BACKGROUND OF OUR COMPANY

      We are a development-stage company, and we expect to continue the commercialization of our InvisaShield technology. For the twelve months ended December 31, 2003, we had revenue from product sales of $212,679 principally representing sales of our product for powered parking gates. In addition to limited revenue, these sales have continued to provide field-testing of the reliability and market acceptability of our technology and safety product, together with relationships with customers, dealers, distributors and manufacturers.

      The financing for our development activities to date has come from our limited sales, the sale of common stock, notes, short-term financing, and a license payment. We expect to increase our product sales and potentially establish additional license relationships. Further, we expect to complete the development of additional safety and security products and bring them to market.

      We expect to fund our future development activities and operations largely from the sale of common stock until such time that funds provided by operations are sufficient to cover these activities.

      Since we have had a limited history of operations, we anticipate that our quarterly results of operations will fluctuate significantly for the foreseeable future. We believe that period-to-period comparisons of our operating results should not be relied upon as predictive of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly companies commercializing new and evolving technologies such as InvisaShield.

      On February 9, 2000 in connection with our acquisition of SmartGate, L.C., we acquired the license for the InvisaShield technology for safety products in the powered closure industry. On February 26, 2002, we acquired Radio Metrix Inc., the owner of the InvisaShield technology and patents from affiliated parties. This acquisition resulted in our expanding our business to include the development of presence-sensing products for security, government and all other markets. At that time, we also changed our name from SmartGate Inc. to Invisa, Inc.

      In February 2004, the Company negotiated a revision to its patent payment, reducing it from $600,000 to $250,000, due as follows: $100,000 by February 8, 2004; $75,000 by March 8, 2004; and $78,600 (including interest of $3,600) by
April 22, 2004. All of such payments have been made.

LIQUIDITY AND CAPITAL RESOURCES

      Since inception (February 12, 1997), we have financed our operations largely from the sale of common stock. From inception through June 30, 2004 we raised cash of $10,507,412 net of issuance costs, through private placements of common stock. At June 30, 2004, we had cash and cash equivalents totaling $10,996.

      From inception through June 30, 2004, we incurred approximately $3,087,468 of research and development expenses. These research and development costs were directed principally toward our InvisaShield(TM) technology and safety products. Management estimates that sixty percent (60%) was expended toward the development of our core presence sensing technology, twenty percent (20%) was expended in the miniaturization of our circuitry, fifteen percent (15%) was expended in the design and development of safety products, and five (5%) percent was expended in the design and development of additional products for the security sector of our business. Accordingly, we currently view ourselves primarily as a safety products company. We view the prospects for application of our InvisaShield technology to the Homeland Defense and other similar security areas on a longer term basis.

      On February 9, 2000, we purchased SmartGate, L.C. The total purchase price for SmartGate, L.C. was the issuance of 7,743,558 shares of Invisa, Inc. common stock to members of SmartGate, L.C. representing approximately 74% of our outstanding common stock at that date. SmartGate, L.C. was the acquirer for accounting purposes and, as such, our operations reflect the operations of SmartGate, L.C. since its inception.

      On February 26, 2002, we acquired Radio Metrix Inc. (the "Merger"), principally from affiliated parties. We paid the following purchase price for Radio Metrix Inc.: (i) 3,685,000 shares of restricted common stock; (ii) $1,300,000 payable by two promissory notes; (iii) a 7% royalty on all revenue earned from the sale of products based upon the Radio Metrix Inc. technology other than safety products which constituted the Company's core business prior to the Merger; and (iv) certain future contingent consideration. In April 2003, the Radio Metrix Inc. Purchase Agreement was amended whereby the Company agreed to issue 3,250,000 shares of its common stock for full satisfaction of the future contingent consideration. In November 2003, the Purchase Agreement was further amended whereby the $1,300,000 notes payable were forgiven. In August 2004, we negotiated the cancellation of the 7% royalty agreement in exchange for 300,000 shares of common stock. As a part of this latter amendment, certain other notes receivable from and compensation owed to the affiliated parties were forgiven. See Item 6 "Management's Discussion and Analysis or Plan of Operations
- Liquidity and Capital Resources" of our Form 10-KSB for a more detailed description of the transaction.

      At June 30, 2004, we had a $150,000 bank line of credit, which was personally guaranteed by a stockholder, Mr. H.R. Williams. The line of credit required the payment of interest monthly at prime plus 1%, which was 5.75% on June 30, 2004. The line of credit was renewed at the same rate on July 15, 2003 and matures on July 15, 2004. The current interest rate is prime plus 1% which, at July 15, 2003, was 5.75%. The line of credit was extended until August, 2004, at which time the amount of $148,611 owing under the line of credit was paid.

      On October 28, 2002, we borrowed $200,000 from a non-affiliated party. The loan's interest note was paid at 15% per annum, payable in advance. We issued a four-year warrant, together with registration rights commencing after June 28, 2004 to purchase 200,000 shares of our common stock at an exercise price of $1.00 per share. We pledged 500,000 shares of our common stock as collateral for the loan, which will be returned to the Company upon loan repayment or delivered to the lender as full loan repayment in the event of default. Pursuant to the terms of the loan, the date for repayment of all principal and interest was extended from February 28, 2003 to April 28, 2003, and in connection with said extension, we issued the lender on February 28, 2003, a four-year option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share, with registration rights. We borrowed an additional $100,000 from the non-affiliated party in 2003. The terms of this additional advance are currently under discussion, but are believed to be substantially similar to those of the original $200,000 borrowing. The $200,000 was subsequently paid in October 2003 by the lender exercising the rights under the pledge in the amount of 500,000 shares of common stock. The additional $100,000 was subsequently settled in August 2004 for $90,000.

      For the period January through June 2004, we sold 705,750 shares of common stock at prices ranging from $1.50 to $3.00 per share aggregating $1,470,932 net of transaction costs.

      In February 2004, we negotiated a revision to our note payable related to the acquisition of our patent, reducing it from $600,000 to $250,000, due as follows: $100,000 by February 8, 2004; $75,000 by March 8, 2004; and $75,000 by
April 8, 2004. All such payments have been made.

      We have incurred significant net losses and negative cash flows from operations since our inception. As of June 30, 2004, we had an accumulated deficit of $22,116,987 and a working capital deficit of $1,537,192.

      We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, will increase significantly in the future.

      We will be dependent upon our existing cash and cash equivalents, together with anticipated net proceeds from private placements of common stock and potential license fees, and sales of our products to finance our planned operations through at least the next 12 months. Accordingly, we plan to access additional cash from a variety of potential sources, which may include: public equity financing, private equity financing, license fees, grants, and public or private debt. The Report of Independent Registered Public Accounting Firm included in our Form 10-KSB included a going concern modification for the year ended December 31, 2003. Subsequent to December 31, 2003, the Company sold 705,750 shares of common stock for cash totaling approximately $1,971,000 (principally from the exercise of warrants) through June 30, 2004. In August 2004, the Company completed a financing transaction whereby it will receive approximately $1,937,000 net of transaction expenses (See "Description of Securities - "Preferred Stock").

      Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

FOR THE SIX MONTHS ENDED JUNE 30, 2003 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004.

      Net Sales and Gross Profit - During the six months ended June 30, 2003 and 2004, net sales totaled $99,997 and $70,397, respectively. The decrease resulted from a decrease in the sales of safety products for powered parking gates and a decrease in the sales of security devices. These decreases were offset in part by an increase in the sale of overhead door sensor devices. We had gross profits of $45,914 and $27,387 for the six months ended June 30, 2003 and 2004, respectively.

      Research and Development Expenses - During the six months ended June 30, 2003 and 2004, research and development expenses totaled $244,554 and $263,047, respectively. The increase of $18,493 principally resulted from the write down of inventory largely offset by a reduction in rental space lease costs and reductions in insurance, salaries and wages, and professional fee expenses.

      Selling, General and Administrative Expenses - During the six months ended June 30, 2003 and 2004, selling, general and administrative expenses totaled $1,570,922 and $1,510,704, respectively. The decrease of $60,218 principally resulted from cutbacks in advertising, marketing and tradeshow activities, reductions in compensation and related payroll expenses, rent, insurance, office supplies and patent amortization expenses. These reductions were largely offset by an increase in professional consulting fees.

      Debt Extinguishment Gain - During the six months ended June 30, 2004, the Company negotiated the settlement of the SDR Metro, Inc. obligation from the contractual amount of $600,000 to a restructured amount of $250,000.

      Interest Expense, Net - During the six months ended June 30, 2003 and 2004, net interest expense totaled $229,853 and $18,703, respectively. The decrease of $211,150 resulted principally from a reduction of the Radio Metrix, Inc. debt, the SDR Metro, Inc. debt, as well as amortization of original issue discounts during the six months ended June 30, 2003.

      Net Loss and Net Loss Per Common Share - The Company's net loss and net loss per common share for these periods decreased from $1,999,415 and $0.14 to $1,415,067 and $0.07, respectively, as a result of the matters described above.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

      Net Sales and Gross Profit - During the years ended December 31, 2002 and 2003, net sales totaled $257,118 and $212,679 respectively. The decrease was due to the decrease in sales of safety products for powered parking gates. The Company's sales to date have been limited and constrained by lack of capital. We had a gross profit of $81,218 for the year ended December 31, 2002 and $83,708 for the year ended December 31, 2003.

      Research and Development Expenses - During the years ended December 31, 2002 and 2003, research and development expenses totaled $660,844 and $558,277, respectively. The decrease of $102,607 was due principally to a reduction in work force resulting in decreases in salaries and wages and payroll taxes; partially offsetting these decreases was rent expense which increased as a result of adding facility space in the second half of 2002.

      Administrative Expenses - During the years ended December 31, 2002 and 2003, these expenses totaled $2,813,897 and $5,179,864 respectively. The increase of $2,365,967 was attributable to the following categories: increases were due substantially to patent amortization, and related legal expenses; fees related to a cancelled equity funding line; consultation fees and expenses in connection with investor relations; recruiting fees in connection with the new COO, and office and insurance expenses. Decreases were due to reduction of officer's salaries in connection with restructuring and severance settlements; lower marketing, advertising and tradeshow activities; and reduction in work force resulting in decreases in compensation expense.

      Impairment of Patent - During the year 2003, the Company decreased the carrying amount of its patent costs by $5,517,808 to reflect the fair value as determined by a third-party valuation. The patent impairment results principally from perceived shifts in markets requiring us to rely more on our patents applied for and less on the original patent.

      Interest  Expense - Net - During the years  ended  December  31,  2002 and
December 31, 2003, net interest expense totaled $187,663 and $565,864 respectively. The increase was due principally to additional interest expense in connection with the RMI acquisition notes payable and certain financing transactions occurring in 2003.

      Net Loss and Net Loss Per Common Share - The Company's net loss and net loss per common share increased from $3,581,186 or $.28 per share to $11,738,105 or $.73 per share, respectively, as a result of the matters explained above, including the $5,517,808 write down of the patent.

CRITICAL ACCOUNTING ESTIMATES

      Patents and Trademarks - The recorded cost of the patent is based on the fair value of consideration paid for it. The ultimate consideration was originally based on a valuation performed by a third party and approved by those Board Members with no affiliation with the seller. The patent costs are amortized over the remaining life of the patent at the date of its acquisition. The fair value of the patent is reviewed for recoverability whenever events or changes in circumstances indicate that its recorded value may not be recoverable. At December 31, 2003, the carrying amount of the patent was reduced by approximately $5,518,000 to reflect its fair value as determined by a third party valuation. The patent impairment results principally from perceived shifts in market requiring us to rely more on our patents applied for and less on the original patent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      To the best of our knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

      Pursuant to a merger, on February 26, 2002, we acquired Radio Metrix Inc., a Florida corporation. Radio Metrix Inc. was formed in 1992 by certain individuals who founded SmartGate, L.C. Radio Metrix Inc. became the exclusive worldwide licensee of the InvisaShield technology in 1992. It began research and development efforts following obtaining the exclusive worldwide license and in 1997, granted a sublicense limited to powered closure applications to SmartGate, L.C. The assets of Radio Metrix Inc. were acquired more than two years before its acquisition by Invisa, with the exception of a patent. The patent was purchased by Radio Metrix Inc. on January 8, 2002 pursuant to a Purchase
Agreement dated October 9, 2000. The purchase price paid by Radio Metrix Inc. for the patent was $1,200,000 of which $50,000 was paid by Radio Metrix Inc. as a deposit against the purchase price. The Radio Metrix Inc. agreement to purchase the patent required a closing, with payment, by January 8, 2002, which was before the closing of the planned acquisition of Radio Metrix Inc. by Invisa. Accordingly, as part of its acquisition of Radio Metrix Inc., Invisa loaned approximately $550,000 to Radio Metrix Inc. to enable Radio Metrix Inc. to timely close its purchase of the patent by paying the remaining $550,000 due at closing. In acquiring Radio Metrix Inc., Invisa acquired ownership of the patent and the $550,000 loan to Radio Metrix Inc. became an intercompany debt. The purchase price paid by the Company for Radio Metrix Inc. is discussed later in this section. Reference is made to Note B to the financial statements for additional information regarding the Company's $550,000 loan to Radio Metrix Inc.

      Pursuant to this acquisition, Radio Metrix Inc. was merged into a subsidiary, which we incorporated specifically for this transaction. Because each of the Radio Metrix Inc. stockholders had pre-existing relationships with us, the transaction was approved by the Board Members having no affiliation, stock ownership or other relationship with Radio Metrix Inc. (the "Independent Committee of Directors'). The Independent Committee of Directors was represented by legal counsel. Additionally, it received advice as to the financial fairness of the transaction from a national firm experienced in financial valuation and consulting. The relationships of our officers, directors or substantial stockholders with Radio Metrix Inc. at the date of the acquisition were:


                                                                             % OWNERSHIP IN
                        INVISA, INC.               RADIO METRIX INC.         RADIO METRIX INC.    % OWNERSHIP IN INVISA, INC.

Stephen A. Michael      Director, Chairman and     Director, President,            42.5%                  22.82%
                        Stockholder                and Principal Stockholder

Elizabeth Duffey        Principal Stockholder      Principal Stockholder           21.3%                  10.33%
Irrevocable Trust(1)

Spencer Duffey          Principal Stockholder      Principal Stockholder           21.3%                  10.33%
Irrevocable Trust(1)

Samuel S. Duffey(1)     Stockholder of Invisa,     Officer and Director                                    1.90%
                        Inc. and founder,
                        manager and former
                        member of SmartGate,
                        L.C.

Robert T. Roth          Stockholder and former     Director and Stockholder        10.0%                   5.22%
                        manager and member of
                        SmartGate, L.C.

William W. Dolan(2)     Stockholder and former     Officer and Stockholder          4.9%                   3.02%
                        member of SmartGate,
                        L.C.


      (1) These are family trusts created by Samuel S. Duffey for his adult children who are the beneficiaries.

      (2) Mr. Dolan was the Trustee of the family trusts created for Mr. Duffey s adult children.

      At the closing of Invisa's purchase of Radio Metrix Inc., the patent was subject to a previous pledge as collateral for a twenty-four (24) month Promissory Note in the principal amount of $600,000, which was made by Radio Metrix Inc. when it purchased the patent. The party that sold the patent to Radio Metrix Inc. was not affiliated with either the Radio Metrix Inc. stockholders or Invisa. As a further result of the acquisition of Radio Metrix Inc., the Company eliminated its obligation to pay ongoing royalty fees in connection with its sale of powered closure safety products based upon the InvisaShield technology while expanding its access to all presence-sensing market categories outside of safety, including access to the security market and other markets (Technology Purchase from Radio Metrix Inc.).

      The aggregate consideration paid for the purchase of Radio Metrix Inc. through December 2003 was: (i) 3,685,000 shares of restricted common stock; (ii) $1,300,000 (plus accrued and unpaid interest) payable by two promissory notes consisting of: (a) a $500,000 promissory note, payable at 10% interest per annum until August 25, 2003, at which time the interest rate becomes 15%. This promissory note is due in one installment on February 25, 2006; and (b) an $800,000 promissory note payable at 15% interest due monthly, and all principal due in one installment on February 25, 2004. Both promissory notes may be prepaid without penalty. Neither promissory note is collateralized; and (iii) a 7% royalty on all revenue earned from the sale of products based upon the Radio Metrix Inc. technology other than safety products which constituted the Company's core business prior to the Merger. The royalty may be terminated by the Company for a one-time payment based upon appraisal. Additionally, Note B to the financial statements details obligations of Radio Metrix Inc., including approximately $175,000 in accrued compensation payable to stockholders of Radio Metrix Inc. that remained in place and was assumed by the Company at the acquisition of Radio Metrix Inc. As a result of an Amendment to the Radio Metrix Inc. Merger Agreement, no earn-out or other consideration will be paid by the Company except as described above.

      In November 2003, the Company and two principal stockholders entered into new agreements to forgive and restructure certain notes receivable and notes payable, including those in connection with the Radio Metrix Inc. transaction. (See Item 6 "Management's Discussion and Analysis for Plan of Operations - Liquidity and Capital Resources").

      Pursuant to an agreement made in 1992 between Radio Metrix Inc. and an individual who introduced Radio Metrix Inc. to the inventors of the InvisaShield technology, Radio Metrix Inc. was obligated to pay up to $200,000 contingent upon sales. Under the Agreement, the obligation terminates when Radio Metrix Inc. has paid an aggregate of $200,000. The obligation arose out of an introduction to the inventors of the Radio Metrix Inc. Technology and the anticipation of future assistance to be provided by the finder in connection with the commercialization of the technology. In 1999, as a result of the unavailability of the finder, and the lack of any ongoing support from the finder, Radio Metrix Inc. asserted breach of the Agreement and provided notice of termination. The termination has not been contested.

      On February 9, 2000, we purchased SmartGate, L.C. principally from the same group of related parties that previously owned Radio Metrix Inc. As a result, on February 9, 2000, we issued 7,743,558 shares of Invisa common stock to the SmartGate, L.C. members which represented approximately 74% of our outstanding capital stock at that date. As a result of this transaction, we agreed to subsequently make loans to certain of the SmartGate, L.C. members should same be required to fund IRS recapture tax obligations imposed as a result of this transaction. As a result of this obligation, in October 2001, we loaned approximately $74,384 to Mr. Michael, and approximately $71,810 to Mr. Duffey, pursuant to unsecured five-year Promissory Notes.

      We have the following royalty obligations:

      (i) We are obligated to pay to Carl Burnett, the inventor, a royalty of the smaller of $1.00 or one percent (1%) of the amount collected from the sale of each finished product in which the technology designed to eliminate or filter electronic interference is used. In instances where we license this technology, independent of our other technology, a royalty of 10% of the licensed fees or royalties received is due. In instances where we license this invention as part of further potential technology other than the InvisaShield, a royalty of 1% of the licensed fees or royalties received is due. We currently utilize this invention only in our safety products and we do not currently anticipate using this invention in other product categories;

      (ii) We are obligated to pay a royalty equal to two percent (2%) of net profits from the sale of InvisaShield safety products for parking gates, sliding gates and overhead doors, and all other authorized products using the technology worked on by an independent engineering consultant, Pete Lefferson.

      (iii) We were obligated to pay a royalty equal to seven percent (7%) of revenue to affiliated parties with regard to all categories of our business, other than the safety category. This obligation arose from the consideration to be paid by us in the business combination transaction with Radio Metrix Inc., which has been previously discussed above. This royalty-based payment was terminated by us in August, 2004, in consideration for the issuance of five year warrants to purchase up to 400,000 shares of our common stock at an exercise price of $1.75 per share. The warrants expire in five (5) years.

      The following officers or directors and principal stockholders entered into loan transactions associated with the purchase of common stock with SmartGate, L.C. before it was acquired by us and became a wholly owned subsidiary. As a result of these pre-acquisition transactions, we have the following notes receivable: Stephen A. Michael - $375,000, Samuel S. Duffey - $375,000 and Edmund C. King - $210,000. The notes with Messrs. Michael and Duffey were waived as part of the restructuring and severance agreements.

      One of the Company's principal stockholders is H.R. Williams ("Mr. Williams") and his family limited partnership, the H.R. Williams Family Limited Partnership ("HRW Partnership"). The Company's transactions with Mr. Williams or the HRW Partnership are summarized below:

      1. In March 1999, Mr. Williams subscribed for 446,804 shares of the Company's wholly owned subsidiary, SmartGate, L.C. As part of the subscription, Mr. Williams: (a) paid $59,523 in cash; (b) agreed to loan the Company $25,000 pursuant to a Promissory Note with interest at prime ("the $25,000 Note"); (c) agreed to sublease SmartGate, L.C. space to conduct its operations in a building leased by the HRW Partnership; and (d) agreed to guarantee a line of credit for SmartGate, L.C. at the Regions Bank in Bradenton, Florida in the amount of $150,000 ("Credit Facility"). As part of the Subscription Agreement, SmartGate, L.C. granted the HRW Partnership (see Security Ownership of Certain Beneficial Owners and Management) an option to purchase 446,804 shares at a purchase price of $1.07 per share. The Option will remain exercisable until the last to occur of: (i) 245 days following either the Company's payoff of a Credit Facility guaranteed by H.R. Williams; (ii) the date Mr. Williams guarantee of the Credit Facility is released; or (iii) one year following the date when certain shares owned by Mr. Williams or HRW Partnership are free of transfer restrictions.

      2. In May 2001, the Company issued 164,799 shares of its common stock to the HRW Partnership as its landlord. Pursuant to the Sublease Agreement entered into between SmartGate, L.C. and the HRW Partnership as landlord in March 1999, SmartGate, L.C. was granted the right to pay its rent to the HRW Partnership as landlord, either in cash or in stock, and if paid in stock, it would be paid at the rate of one share for each $0.50 of rent owed. For the period from the inception of the Lease in March 1999 through August 2000, the Company elected to pay the approximate 19 months of rent with stock resulting in this issuance of 164,799 shares to the HRW Partnership as landlord. This Agreement has terminated.

      3. In March 2002, the Company repaid the $25,000 Note in full.

      4. At December 31, 2003, the Company had a $150,000 bank line of credit (which was substantially all drawn upon) guaranteed by a stockholder, Mr. H.R. Williams. The line of credit requires the payment of interest monthly at prime plus 1% which was 5.75% at December 31, 2003. The line of credit was extended until August 2004, at which time the amount of $148,611 owing under the line of credit was paid.

      In 2002, we issued a stock option entitling G.M. Capital Partners, Ltd., a consultant in international investor relations, to purchase 500,000 shares of the Company's common stock at $3.50 per share, with certain registration rights attached, was issued in prepayment of the consulting fee for the year. The agreed value of the stock option and the consulting services was established at $120,000. The stock option is considered fully vested and will be exercisable until December 31, 2005. Provided that the shares which may be purchased upon the exercise of the stock option have not been covered by a previous Registration Statement, the holder may, commencing on January 1, 2004 demand that the Company file and exercise reasonable efforts to effect a Registration Statement covering 250,000 shares. Additionally, provided that all 500,000 shares which may be purchased under the stock option have not been covered by a previous Registration Statement, commencing on July 1, 2005 the holder may demand that the Company file and exercise reasonable efforts to effect a Registration Statement covering the remaining 250,000 shares which may be purchased upon the exercise of the stock option. Both Registration Statements shall be at the cost of the Company. In April 2003, the Company issued 500,000 shares of its authorized but unissued common stock to GM Capital Partners, Ltd. in recognition of its support in the Company's past and current access to capital and matters related thereto.

      In connection with the August, 2004 financing, we negotiated the cancellation of $776,132 in accrued compensation to certain directors, officers and former employees in exchange for 300,000 shares of common stock to be issued between June 1, 2005 and January 20, 2006.

ORGANIZATION WITHIN LAST FIVE YEARS

      Stephen A. Michael, Samuel S. Duffey and Robert T. Roth (recently deceased) may be considered founders or promoters of SmartGate, L.C. The consideration paid to these individuals is discussed herein. Bob Knight and G.M. Capital Partners, Ltd. may be considered founders or promoters of the Invisa, Inc. Discussion of the consideration received by them is discussed herein.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

      Our common stock has traded in the over-the-counter market through Pink Sheet, LLC under the symbol INSA (previously SGTI) from July 26, 2000 until July 7, 2003. From July 7, 2003 to date, our common stock has traded on the NASD OTC BB which is the principal market for our common stock. The following table sets forth the range of high and low bids to purchase our common stock through June 30, 2004. Such prices represent quotations between dealers, without dealer markup, markdown, or commissions, and may not represent actual transactions.

            QUARTER                              HIGH BID           LOW BID
            ------------------------------------------------------------------
            First Quarter 2001                    $5.125                $1.01
            Second Quarter 2001                    4.50                 1.125
            Third Quarter 2001                     6.75                 3.75
            Fourth Quarter 2001                    7.25                 4.00
            First Quarter 2002                     7.00                 3.00
            Second Quarter 2002                    5.80                 3.75
            Third Quarter 2002                     5.55                 2.50
            Fourth Quarter 2002                    4.05                 1.95
            First Quarter 2003                     4.05                 3.05
            Second Quarter 2003                    4.00                 1.70
            Third Quarter 2003                     2.80                 1.00
            Fourth Quarter 2003                    4.05                 1.55
            First Quarter 2004                     4.05                 2.90
            Second Quarter 2004                    2.90                 1.60
            Third Quarter 2004                     2.25                 0.43
            (through September 13)


      On September 20, 2004, the closing bid and closing ask prices for shares of our common stock in the over-the-counter market, as reported by NASD OTC BB were $0.50 and $0.55 per share, respectively.


      We believe that there are presently 27 market makers for our common stock. When stock is traded in the public market, characteristics of depth, liquidity and orderliness of the market may depend upon the existence of market makers as well as the presence of willing buyers and sellers. We do not know if these or other market makers will continue to make a market in our common stock. Further, the trading volume in our common stock has historically been both sporadic and light.

      As of July 31, 2004, we had an aggregate of 413 stockholders of record as reported by our transfer agent, Liberty Transfer Co. Certain shares are held in the "street" names of securities broker dealers and we do not know the number of stockholders which may be represented by such securities broker dealer accounts.

DIVIDEND POLICY

      The payment by us of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF THE END OF 2003

                      EQUITY COMPENSATION PLAN INFORMATION

                     Number of securities to be issued                                                Number of securities
                    upon exercise or outstanding options     Weighted average exercise price of        remaining available
                            warrant and rights             outstanding options, warrants and rights   for future issuance
Plan category                      (a)                                         (b)                            (c)
-------------        -----------------------------------   ----------------------------------------   --------------------

Equity compensation plans           4,749,336(1)                            3.47                               30,000
approved by security holders

Equity compensation plans           2,489,595(2)                            2.47                               -0-
not approved by security holders

Total                               7,238,931                               3.14                               30,000


(1) This total includes shares to be issued upon exercise of outstanding options under four equity compensation plans that have been approved by the Company's stockholders (i.e. - the 2000 Plan and the 2002 Plan, the 2003 Plan and the 2003-A Plan). On May 11, 2004, the Company's stockholders approved an increase in the shares that are issuable under the 2003-A Plan to 3,500,000 shares and the granting of options to acquire 1,610,000 additional shares of common stock at $2.00 per share.

(2) This total includes shares to be issued under individual compensation arrangements not submitted for approval by the Company's stockholders. These arrangements have been approved by the Company's Board of Directors, and are described below under "Individual Compensation Arrangements."

                             EXECUTIVE COMPENSATION

    The  following  table  provides  certain  summary   information   concerning
compensation paid to the named executive officers and directors for the years stated.


                          SUMMARY COMPENSATION TABLE(1)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                     Long Term Compensation
                                                        ANNUAL COMPENSATION AWARDS

           (A)                 (B)              (C)               (D)              (E)               (F)               (G)

        NAME AND                                                               OTHER ANNUAL      RESTRICTED        SECURITIES
   PRINCIPAL POSITION          YEAR            SALARY            BONUS         COMPENSATION         STOCK          UNDERLYING
                                                                                                  AWARD(S)          OPTIONS/
                                                ($)               ($)              ($)               ($)               (#)
-----------------------------------------------------------------------------------------------------------------------------------
Herbert M. Lustig              2003          32,500(2)          -------           ------           ------          1,400,000
President & CEO
Stephen A. Michael             2003          120,000(3)         -------         43,050(4)         8,400(3)           ------
Director                       2002          120,000(4)        30,000(9)         8,400(4)          ------            300,000
                               2001          120,000(9)         -------         65,444(9)        140,000(9)          ------
William W. Dolan               2003          120,000(5)         -------          4,800(5)          ------            200,000
                               2002         120,000 (6)        10,000(6)         4,800(6)          ------            100,000
                               2001           63,750(10)        -------         17,461(10)       35,000(10)         --------
Edmund C. King                 2003          120,000(7)         -------         ---------          ------            200,000
Secretary, CFO,                2002          120,000(8)         -------         22,500(8)          ------            125,000
Treasurer & Director           2001           -------           -------         39,985(11)       17,500(11)          ------


[Continued from above table, first column(s) repeated]

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

      (A)                                (B)                    (C)
-------------------              -------------------    -------------------
                                        LTIP                ALL OTHER
     NAME AND                          PAYOUTS             COMPENSATION
PRINCIPAL POSITION                       ($)                   ($)
-------------------              -------------------    -------------------
Herbert M. Lustig                       -------              -------
President, CEO and
Director

Stephen A. Michael                      30,000               -------
Director

William W. Dolan                        -------               3,200

Edmund C. King                          -------              -------
Secretary, CFO,
Treasurer and
Director


(1) For all individuals named in the foregoing table, compensation reflected is the aggregate of compensation paid by both the Company and SmartGate, L.C. for the period stated.

(2) Mr. Lustig commenced employment in November 2003. Salary paid to him totaled $32,500 in 2003. He is currently being paid at an annual rate of $195,000.

(3) During the year 2003, Mr. Michael earned a base salary of $120,000, none of which was paid in cash; other annual compensation comprised a car allowance paid in cash.

(4) During the year 2002, Mr. Michael was paid the following compensation: (i) $80,000 of Mr. Michael's $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) $16,000 of the bonus was paid in cash and $27,050 was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $5,600 was paid in cash and $2,800 was not paid and accrues; and (iv) all other compensation consisted of a cash payment of $25,000 in previously unpaid bonuses that had accrued during prior years, and a cash payment of $30,000 in previously unpaid back salary that had accrued during prior years.

(5) During the year 2003, Mr. Dolan earned a base salary of $120,000 of which $30,000 was paid and the remainder accrues; other annual compensation comprised a car allowance paid in cash. Effective January 1, 2004, Mr. Dolan resigned as an officer and employee of the Company.

(6) During the year 2002, Mr. Dolan was paid the following compensation: (i) $80,000 of Mr. Dolan's $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) the bonus of $10,000 was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $3,200 was paid in cash and $1,600 was unpaid and accrues; and (iv) all other annual compensation consisted of a cash payment of $3,200 in unpaid car allowance which had accrued from the prior year.

(7) During the year 2003, Mr. King earned a base salary of $120,000 of which $30,000 was paid in cash in the form of a consulting fee through Teasdale Corporation, which is controlled by Mr. King; and the remainder accrues.

(8) During the year 2002, Mr. King was paid the following compensation: (i) Commencing in October 2002, Mr. King went on full-time salary at the annual base rate of $120,000, of which only $7,500 was paid in cash during the period of its commencement in October 2002 through December 2002, and $22,500 of the salary due during that three-month period was not paid and accrues. From January 2002 through September 2002, Mr. King's compensation was not paid in salary, but was paid in the form of a monthly consulting fee at $2,500 per month as further described in (ii) next: (ii) this represents the compensation that Mr. King was paid in cash in the form of a monthly consulting fee at $2,500 per month as described in (i) above for the months of January 2002 through September 2002. This compensation was paid to Mr. King through Teasdale Corporation, which is controlled by Mr. King and which provided consulting services to the Company.

(9) During the year 2001, Mr. Michael was paid the following compensation: (i) $120,000 base salary paid in cash; (ii) $30,000 bonus paid in cash; (iii) other annual compensation paid in cash consisting of an $8,400 car allowance and $57,044 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. Michael during the year; (iv) 40,000 shares of stock pursuant to a restricted stock award issued in 2001 which was valued at $3.50 per share on the date of grant; and (v) a long-term incentive plan award of $30,000 in the form of accrued salary which will not be paid until the Company has achieved adequate capitalization as determined by the independent members of the Board of Directors (the "Condition to Payment").

(10) During the year 2001, Mr. Dolan was paid the following compensation; (i) $63,750 in base salary which was paid in cash; (ii) other annual compensation consisting of $14,261 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. Dolan during the year, and a $3,200 car allowance which was accrued but paid in 2002; and (iii) 10,000 shares of stock pursuant to a restricted stock award which was issued in 2001 which was valued at $3.50 per share on the date of grant.

STOCK COMPENSATION PLAN -- 2000

      Pursuant to the Company's 2000 Plan, the below named directors, officers, and significant employees were among the persons (or entities) who received stock options for providing services to the Company. Pursuant to the 2000 Plan and the Option Agreements, the exercise price is the average market price of our stock during the ten-day period prior to the Option grant. All of the below-described options with the exception of the options issued to Duffey & Dolan, P.A. and John E. Scates are exercisable for a period of seven years from the date of grant; provided however, the shares which may be purchased are subject to vesting as follows: one-third of the shares vests on the grant date; another one-third of the shares vest one year from the grant date; and the final one-third of the shares vests two years from the grant date, provided the consultant or employee remains an officer, director, consultant or employee of the Company on the vesting dates. The options granted to Duffey & Dolan, P.A. and John E. Scates vests as follows: one-third of the shares vest on the first anniversary of the grant date; another one-third of the shares vests on the second anniversary of the grant date; and the final one-third of the shares vests on the third anniversary of the grant date, provided the holder remains an officer, director, consultant or employee of the Company on the vesting dates.

    On July 26, 2000, options were granted at an exercise price of $3.00 per share as follows:

Stephen A. Michael...................................300,000 Shares
Duffey & Dolan, P.A..................................300,000.Shares
Edmund C. King.......................................200,000.Shares
Robert Knight........................................150,000.Shares

      On December 20, 2000, an Option under the 2000 Plan to purchase 20,000 shares was granted to William W. Dolan at an exercise price of $4.96 per share.

      On May 17, 2001, an Option under the 2000 Plan to purchase 10,000 shares was granted to John E. Scates at an exercise price of $4.27 per share.

      On August 6, 2001, an Option under the 2000 Plan to purchase 100,000 shares was granted to Carl Parks at an exercise price of $5.32 per share.

      The total number of shares that may be purchased pursuant to options granted under the 2000 Plan, including those set forth above, is 1,200,000 shares (this includes 10,000 additional shares which may be issued to a consultant if certain performance conditions are met), of which all are vested except for approximately 20,000 which are not yet vested. There will be no additional options granted under this 2000 Plan.

STOCK COMPENSATION PLAN -- 2002

      On January 22, 2002, pursuant to the Company's 2002 Plan, the below named directors, officers and significant employees were among the persons who received stock options for providing services to the Company. Pursuant to the 2002 Plan and the Option Agreements, the exercise price was the fair market value of the Company's common stock on the date of grant. The 2002 Plan provided for both qualified and non-qualified options. All of the options that were issued on January 22, 2002 are exercisable for a period of five years from the date of grant; provided however, the shares which may be purchased are subject to vesting as follows: one-third of the shares vest on the first anniversary of the grant date; another one-third of the shares vests on the second anniversary of the grant date; and the final one-third of the shares vests on the third anniversary of the grant date.

      The options granted on January 22, 2002 were at exercise prices of $3.85 and $3.50 per share as follows:

Stephen A. Michael................................ 300,000 shares         $3.85
Samuel S. Duffey.................................. 300,000 shares         $3.85
Edmund C. King.................................... 125,000 shares         $3.50
Robert Knight.....................................  75,000 shares         $3.50
William W. Dolan.................................. 100,000 shares         $3.85
Jeffrey Jones.....................................  25,000 shares         $3.50
Robert Fergusson..................................  25,000 shares         $3.50

      On June 13, 2002, an Option under the 2002 Plan to purchase 100,000 shares was granted to Gregory J. Newell at an exercise price of $5.10 per share. This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 20 quarters with 5,000 shares vesting at the end of each quarter, and, in the event Mr. Newell terminates his service to the Company after June 13, 2005 for the primary purpose of returning to full-time government service, the balance of the option will continue to vest as provided in the Option Agreement.

      On June 27, 2002, Mr. Scates was granted an option under the 2002 Plan to purchase 20,000 shares at $5.15 per share. This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 8 quarters with 2,500 shares vesting at the end of each quarter.

      The total number of shares that may be purchased pursuant to options granted under the 2002 Plan (as set forth above) is 1,100,000 shares, of which approximately 350,000 are vested and 750,000 are not vested. There will be no additional options granted under this 2002 Plan.

STOCK COMPENSATION PLAN -- 2003

      The Company's Board of Directors adopted a 2003 Incentive Plan ("2003 Plan") on January 2, 2003 and which was approved by the Company's stockholders on January 3, 2003. Under the 2003 Plan, the Company has reserved 1,500,000 shares of its common stock for awarding to eligible current and prospective employees, consultants and directors. The 2003 Plan provides for both qualified and non-qualified options. It is anticipated that options which may be granted under the 2003 Plan will be subject to vesting schedules. The exercise price of options granted under the 2003 Plan will be the fair market value of the Company's common stock on the date of grant. The 2003 Plan shall continue until the earlier of: (i) its termination by the Company's Board of Directors; or (ii) the date on which all shares of common stock available for issuance under the 2003 Plan have been issued and all restrictions on such shares under the terms of the 2003 Plan and the option agreements have lapsed; or (iii) ten years from the 2003 Plan s adoption date.

      On May 13, 2003, Mr. Movizzo was granted an option under the 2003 Plan to purchase 80,000 shares of the Company's common stock at $3.00 per share. The option has a term of seven years, and beginning June 30, 2003, vests in equal quarterly installments of 5,000 shares each over 16 quarters. On November 6, 2003, Mr. Lustig was granted an option under the Plan to purchase 1,400,000 shares of the Company's common stock at $3.41 per share, which vests 233,340 shares on June 30, 2004 and 116,666 shares on September 30, 2004 and on each quarter thereafter. This option has a term of ten years and is not forfeitable during this term. The terms of Mr. Lustig's options were negotiated as part of his employment contract.

2003-A STOCK COMPENSATION PLAN

      In October 2003, the Company's Board of Directors adopted its 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan. Under the plan, the Company has reserved 1,000,000 shares of its common stock to issue to eligible current employees of the Company. On October 15, 2003, employees were granted options under the plan to purchase 1,000,000 shares of the Company's common stock at $3.35 per share. The options have a term of ten years and vested fully at January 1, 2004. On May 11, 2004, the Board of Directors approved an amendment to the 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan raising the number of shares that may be issued under the Plan to 3,500,000 shares and granted options to acquire an additional 1,610,000 shares of common stock at $2.00 per share. The plan amendment was approved by the Company's stockholders on June 22, 2004.The number of options granted to individual directors and others are as follows:

                                                   GRANT DATE
                                       OCT. 15, 2003         MAY 11, 2004
                                       -------------         ------------
              Directors
                 Edmund C. King           200,000              175,000
                 Robert Knight            100,000              100,000
                 Herbert M. Lustig       --------              700,000
                 Joseph F. Movizzo         75,000              100,000
                 Gregory J. Newell         75,000              100,000
                 John E. Scates            75,000              100,000
              Others                      475,000              335,000
                     Total              1,000,000            1,610,000

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with the following officers:

      HERBERT M. LUSTIG - Mr. Lustig's Employment Agreement provides for an annual base salary of $195,000 and, within 90 days of executing the Agreement a $15,000 lump sum moving allowance. The Agreement also provides for four (4) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The term of the contract is 38 months, which ends January 5, 2007. In the event of early termination of the Agreement by the Company, Mr. Lustig would receive a severance consisting of base salary, bonuses and benefits that otherwise would have been due him during the 12 month period following the date of such termination, paid in a lump sum. As part of the Employment Agreement, Mr. Lustig entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

      EDMUND C. KING - Mr. King's contract is month-to-month at a salary of $10,000. Mr. King is currently receiving $2,500 per month and the balance is being accrued by the Company.

      CARL A. PARKS - In August 2001 the Company entered into an Employment Agreement with Mr. Parks for a term of three (3) years, which terminates in August 2004, which provides for base salary of $106,000 per year and up to three
(3) weeks vacation. In the event of termination without cause, maximum severance compensation is six months compensation. As part of the Employment Agreement, Mr. Parks entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

      ROBERT T. FERGUSSON - In November 2001 the Company entered into an Employment Agreement with Mr. Fergusson for a term of three (3) years, which terminates in August 2004, which provides for base salary of $80,000 per year and up to three (3) weeks vacation. In the event of termination without cause, maximum severance compensation is six months compensation. As part of the Employment Agreement, Mr. Fergusson entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

                              FINANCIAL STATEMENTS

      See Financial Statements beginning on Page F-1.

                                  LEGAL MATTERS

    Ellenoff, Grossman & Schole LLP, New York, New York, is passing on the validity of our common stock.

                                     EXPERTS

      The financial statements for the years ended December 31, 2003 and 2002 included in this Prospectus have been included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note C to the 2003 financial statements) of Grant Thornton LLP., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms at 450 Fifth
Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Herbert M. Lustig, at our address as set forth above. Additionally, please note that we file our SEC reports electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet address is http://www.invisa.com. Our Website and the information contained therein or connected thereto are not incorporated into this prospectus.

    We have filed with the Commission a registration statement (which contains this prospectus) on Form SB-2 under the Securities Act relating to the common stock being offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
         REPORT OF INDEPENDENT REGISTERED PUBLIC
         ACCOUNTING FIRM....................................................F-2
         CONSOLIDATED BALANCE SHEETS........................................F-3
         CONSOLIDATED STATEMENTS OF OPERATIONS..............................F-4
         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY.....................F-5
         CONSOLIDATED STATEMENTS OF CASH FLOWS..............................F-6
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.........................F-8

             Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Invisa, Inc.

      We have audited the consolidated balance sheets of Invisa, Inc. (a development stage enterprise) as of December 31, 2002 and 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Invisa, Inc. as of December 31, 2002 and 2003 and the consolidated results of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C, the Company incurred a net loss during the year ended December 31, 2003 of $11,738,105 and for the period February 12, 1997 (date of inception) through December 31, 2003 of $20,701,920. These factors, among others as discussed in Note C to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

Tampa, Florida
April 9, 2004


                              FINANCIAL INFORMATION

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                           CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31              JUNE 30
                                                                 2002           2003            2004
                                                            ------------    ------------    ------------
                            ASSETS                                                           (Unaudited)
                                                            ------------    ------------    ------------
Current assets:
   Cash and cash equivalents                                $     98,410    $    260,536    $     10,996
   Accounts receivable                                            73,180          26,906           7,219
   Inventories                                                   296,608         232,537         136,280
   Prepaid expenses and other                                     69,190          26,846          63,190
                                                            ------------    ------------    ------------
     Total current assets                                        537,388         546,825         217,685

Note receivable - related party                                  160,898              --              --
Other, principally restricted funds                                5,008             555          39,555
Furniture, fixtures and equipment, net                           121,647          89,480          76,326
Patent, net                                                    3,641,375       6,700,000       6,305,882
                                                            ------------    ------------    ------------
     Total assets                                           $  4,466,316    $  7,336,860    $  6,639,448
                                                            ============    ============    ============

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable, trade                                  $    294,082    $    259,664    $    223,400
   Accrued expenses                                               85,089         128,032          89,698
   Line of credit                                                123,402         149,402         148,611
   Current portion of notes payable                              116,367         700,000         105,000
   Current portion of notes payable to related party                  --          80,535          80,535
   Due to related party                                            6,121          64,960          51,000
   Due to stockholders and officers                              747,716       1,125,561       1,056,633
                                                            ------------    ------------    ------------
     Total current liabilities                                 1,372,777       2,508,154       1,754,877

Notes payable to related parties                               1,300,000          50,334          50,334
Notes payable, less current portion                              600,000              --              --
Deferred revenue                                                 300,000         300,000         300,000

Stockholders' equity
   Preferred stock, 5,000,000 shares authorized
    ($.001 par value) no shares issued                                --              --             --1
   common stock; 95,000,000 shares authorized
   ($.001 par value), 12,990,488, 18,767,582 and
   19,473,332 shares issued and outstanding, respectively         12,990          18,768          19,473
   Additional paid-in capital                                 11,006,664      25,452,928      26,931,897
   Stock subscriptions receivable                             (1,162,300)       (291,404)       (300,146)
   Deficit accumulated during the development stage           (8,963,815)    (20,701,920)    (22,116,987)
                                                            ------------    ------------    ------------
     Total stockholders' equity                                  893,539       4,478,372       4,534,237
                                                            ------------    ------------    ------------

     Total liabilities and stockholders' equity             $  4,466,316    $  7,336,860    $  6,639,448
                                                            ============    ============    ============


      The accompanying notes are an integral part of these statements.


                                Invisa, Inc.
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      FEBRUARY 12, 1997
                                                                          (DATE OF
                                                                          INCEPTION)
                                            YEARS ENDED DECEMBER 31,       THROUGH         SIX MONTHS ENDED JUNE 30
                                             2002            2003       JUNE 30, 2004        2003           2004
                                         ------------    ------------    ------------    ------------    ------------
                                                                          (Unaudited)     (Unaudited)     (Unaudited)
                                         ------------    ------------    ------------    ------------    ------------
Net Sales                                $    257,118    $    212,679    $    830,979    $     99,997    $     70,397
Cost of goods sold                            175,900         128,971         514,723          54,083          43,010
                                         ------------    ------------    ------------    ------------    ------------
     Gross profit                              81,218          83,708         316,256          45,914          27,387

Research and development costs                660,844         558,277       3,087,468         244,554         263,047
Selling, general and administrative
  expenses                                  2,813,897       5,179,864      13,320,553       1,570,922       1,510,704
Debt Extinguishment Gain                           --              --        (350,000)             --        (350,000)
Patent Impairment                                  --       5,517,808       5,517,808              --              --
                                         ------------    ------------    ------------    ------------    ------------

Loss from operations                       (3,393,523)    (11,172,241)    (21,259,573)     (1,769,562)     (1,396,364)
Interest expense, net                         187,663         565,864         857,414         229,853          18,703
                                         ------------    ------------    ------------    ------------    ------------

Loss before income tax                     (3,581,186)    (11,738,105)    (22,116,987)     (1,999,415)     (1,415,067)
Income tax                                         --              --              --              --              --
                                         ------------    ------------    ------------    ------------    ------------

     Net loss                            $ (3,581,186)   $(11,738,105)   $(22,116,987)   $ (1,999,415)   $ (1,415,067)
                                         ============    ============    ============    ============    ============

Net loss per common share:
     Basic and diluted                   $      (0.28)   $      (0.73)                   $      (0.14)   $      (0.07)
                                         ============    ============    ============    ============    ============

  Weighted average common stock shares
     outstanding
     Basic and diluted                     12,754,832      16,173,841                      14,410,752      19,176,086
                                         ============    ============    ============    ============    ============


      The accompanying notes are an integral part of these statements.


                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                         ADDITIONAL        STOCK        DURING THE
                                                 COMMON STOCK            PAID-IN       SUBSCRIPTIONS    DEVELOPMENT
                                            SHARES          AMOUNT       CAPITAL         RECEIVABLE        STAGE           TOTAL
                                           -----------------------------------------------------------------------------------------

FEBRUARY 12, 1997 (INCEPTION)                      --   $         --   $         --    $         --    $         --    $         --
Summary of transactions
 from February 12, 1997
 through December 31, 2001:

Issuance of common stock to founders        6,105,128          5,980         (5,980)             --              --              --
Issuance of common stock for cash           2,667,439          2,667      5,273,656              --              --       5,276,323
Exercise of stock options                     924,214            924        984,076        (985,000)             --              --
common stock issuable for rent                164,799            290         88,084              --              --          88,374
Issuance of common stock for services          95,000             95        332,450              --              --         332,545
Issuance of common
 stock options for services                        --             --        491,337              --              --         491,337
Issuance of common stock related to
   reorganization                           2,009,000          2,009        227,991              --              --         230,000
Interest accrued on notes related
 to stock subscriptions receivable                 --             --        118,200        (118,200)             --              --
Net loss                                           --             --             --              --      (5,382,629)     (5,382,629)
                                         ------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2001               11,965,580         11,965      7,509,814      (1,103,200)     (5,382,629)      1,035,950

Issuance of common
 stock and units for cash                     589,908            590      1,746,429              --              --       1,747,019
Issuance of common stock related to
  Radio Metrix merger                         435,000            435      1,522,065              --              --       1,522,500
Interest accrued on notes related
 to stock subscriptions receivable                 --             --         59,100         (59,100)             --              --
Issuance of common
 stock options for services                        --             --         25,256              --              --          25,256
Original issue discount                            --             --        144,000              --              --         144,000
Net loss                                           --             --             --              --      (3,581,186)     (3,581,186)
                                           -----------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2002               12,990,488         12,990     11,006,664      (1,162,300)     (8,963,815)        893,539

Issuance of common stock for cash           1,000,003          1,000      2,011,619              --              --       2,012,619
Offering costs                                500,000            500        637,436              --              --         637,936
Conversion of notes payable                   635,022            635        449,365              --              --         450,000
Original issue discount on notes payable           --             --        201,519              --              --         201,519
Issuance of common stock for services         392,069            393        802,949              --              --         803,342
Issuance of common stock related to
  Radio Metrix merger                       3,250,000          3,250      9,746,750              --              --       9,750,000
Interest accrued on notes related to
  stock subscriptions receivable                   --             --         52,536         (52,536)             --              --
Settlement of accounts in connection
  with severance agreements                        --             --        544,090         923,432              --       1,467,522
Net loss                                           --             --             --              --     (11,738,105)    (11,738,105)
                                           -----------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2003               18,767,582         18,768     25,452,928        (291,404)    (20,701,920)      4,478,372

Exercise of stock warrants (unaudited)        602,000            602      1,138,143              --              --       1,138,745
Exercise of stock options (unaudited)         103,750            103        332,084              --              --         332,187
Interest accrued on notes
 related to stock subscriptions
 receivable (unaudited)                            --             --          8,742          (8,742)             --              --
Net loss (unaudited)                               --             --             --              --      (1,415,067)     (1,415,067)
                                           -----------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2004 (unaudited)       19,473,332   $     19,473   $ 26,931,897    $   (300,146)   $(22,116,987)   $  4,534,237
`                                          =========================================================================================


          The accompanying notes are an integral part of this statement
                                                               .


                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                 FEBRUARY 12, 1997
                                                                                    (DATE OF
                                                                                    INCEPTION)
                                                     YEARS ENDED DECEMBER 31,        THROUGH         SIX MONTHS ENDED JUNE 30
                                                      2002              2003       JUNE 30, 2004       2003           2004
                                                   ------------    ------------    ------------    ------------    ------------
Cash flows from operating activities:                                               (Unaudited)     (Unaudited)     (Unaudited)
                                                   ------------    ------------    ------------    ------------    ------------

Net loss                                           $ (3,581,186)   $(11,738,105)   $(22,116,987)   $ (1,999,415)   $ (1,415,067)

Adjustments to reconcile net loss to
net cash used in operating activities:
   Patent Impairment                                         --       5,517,808       5,517,808              --              --
   Depreciation and amortization                        407,701       1,498,925       2,349,833         574,776         413,550
   common stock and options
    exchanged for services                               25,256       1,441,278       2,378,271          81,055              --
   Debt Extinguishment Gain                                  --              --        (350,000)             --        (350,000)
   Changes in operating assets and liabilities:
     Accounts and notes receivable                      (44,805)         60,023        (154,368)         33,832          19,687
     Inventories                                       (207,716)         64,071        (136,280)         (1,939)         96,257
     Prepaid expenses and other assets                   18,290          47,352         (63,180)        (14,016)        (36,344)
     Other                                                   --              --         (34,000)             --         (34,000)
     Accounts payable, trade                            233,497         (34,418)        223,400          94,028         (36,264)
     Accrued expenses                                  (217,526)         42,943          39,688          24,144         (38,334)
     Deferred revenue                                   300,000              --         300,000              --              --
     Advance from related party                              --              --         (13,960)             --         (13,960)
     Due to stockholders and officers                   332,066         881,600       1,391,509         405,582         (68,928)
                                                   ------------    ------------    ------------    ------------    ------------
       Net cash used in operating activities         (2,734,423)     (2,218,523)    (10,668,266)       (801,153)     (1,463,403)
                                                   ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:
  Patent acquisition                                   (550,000)             --        (550,000)             --              --
  Transaction costs in connection with RMI
     business combination                              (121,475)             --        (121,475)             --              --
  Purchases of furniture, fixtures and equipment
                                                        (82,601)         (7,970)       (193,356)         (2,945)         (6,278)
                                                   ------------    ------------    ------------    ------------    ------------
         Net cash used in
          investing activities                         (754,076)         (7,970)       (864,831)         (2,945)         (6,278)
                                                   ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:
  Net change in line of credit                           24,999          26,000         148,611          26,000            (791)
  Proceeds from (payment of) notes
   payable and redeemable common stock                  202,367         350,000         658,000         444,150        (250,000)
  Proceeds from sale of common stock, net             1,747,019       2,012,619      10,507,482         362,757       1,470,932
  Cash received with combination transaction                 --              --         230,000              --              --
                                                   ------------    ------------    ------------    ------------    ------------
       Net cash provided
        by financing activities                       1,974,385       2,388,619      11,544,093         832,907       1,220,141
                                                   ------------    ------------    ------------    ------------    ------------

Net increase (decrease) in cash                      (1,514,114)        162,126          10,996          29,259        (249,540)

Cash at beginning of period                           1,612,524          98,410              --          98,410         260,536
                                                   ------------    ------------    ------------    ------------    ------------

Cash at end of period                              $     98,410    $    260,536    $     10,996    $    127,669    $     10,996
                                                   ============    ============    ============    ============    ============


      The accompanying notes are an integral part of these statements.


                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                                FEBRUARY 12, 1997
                                                                                   (DATE OF
                                                                                   INCEPTION)
                                                  YEARS ENDED DECEMBER 31,          THROUGH            SIX MONTHS ENDED JUNE 30
                                                   2002              2003        JUNE 30, 2004           2003              2004
                                              ---------------   --------------   --------------   --------------   --------------
                                                                                   (Unaudited)      (Unaudited)      (Unaudited)
                                              ---------------   --------------   --------------   --------------   --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION

Cash paid during the periods for interest     $        80,819   $       55,586   $      239,761   $       28,464   $       19,474
                                              ===============   ==============   ==============   ==============   ==============
Notes payable incurred during the period:
  In connection with merger transactions      $     1,300,000   $           --   $    1,300,000   $           --   $           --
                                              ===============   ==============   ==============   ==============   ==============

Notes payable cancelled in connection with
  merger transaction                          $       337,489   $           --   $      337,489   $           --   $           --
                                              ===============   ==============   ==============   ==============   ==============

common stock issued representing common
stock offering costs                          $                 $           --   $    1,500,000   $    1,500,000   $           --
                                              ===============   ==============   ==============   ==============   ==============
common stock issued in connection with
  merger transaction (435,000; 3,250,000;
  and 3,685,000 shares, respectively)         $     1,522,500   $    9,750,000   $   11,272,500   $    9,750,000   $           --
                                              ===============   ==============   ==============   ==============   ==============

Due to employees assumed in connection with
  merger transaction                          $       175,000   $           --   $      175,000   $           --   $           --
                                              ===============   ==============   ==============   ==============   ==============
Accrued expenses assumed in connection with
  merger transaction                          $        50,000   $           --   $       50,000   $           --   $           --
                                              ===============   ==============   ==============   ==============   ==============

common stock issued representing stock
  offering commitment (200,000 shares)        $            --   $      554,000   $      554,000   $           --   $           --
                                              ===============   ==============   ==============   ==============   ==============


      The accompanying notes are an integral part of these statements.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS

      Invisa, Inc. (formerly known as "SmartGate, Inc.") ("the Company" or "Invisa") is a development stage enterprise that incorporates safety system technology and products into automated closure devices, such as parking gates, sliding gates, overhead garage doors and commercial overhead doors. Invisa has also demonstrated production-ready prototypes of security products for the museum and other markets. The Company has not fully implemented its sales and marketing plan and has, therefore, not emerged from the development stage.

      For the year ended December 31, 2002, the Company was related through common ownership to Radio Metrix Inc. (RMI), which since 1992 has owned the licensing rights to the underlying technology used by Invisa and since 2000 has owned the right to purchase the underlying patent from an unrelated party. The patent was purchased by RMI in January 2002 for $1.2 million consisting of $600,000 in cash, which was principally borrowed from the Company, and a $600,000 note. The Company purchased RMI in February 2002 (see Note B).

NOTE B - BUSINESS COMBINATIONS AND PATENT IMPAIRMENT

Purchase of SmartGate L.C.

      Effective February 9, 2000, the Company acquired all of the membership units of SmartGate L.C. in exchange (the Exchange) for approximately 7,744,000 shares of common stock, representing 75% of the Company's common stock outstanding at that time. Prior to the Exchange, Invisa, Inc. (a privately held company formed in February 1997) had substantially no operations. For accounting purposes, the Exchange was recorded as a reverse acquisition, with SmartGate L.C. as the accounting acquirer. As a result, the historical financial information presented prior to the Exchange is solely that of SmartGate L.C. The operating results of Invisa, Inc. are combined with those of SmartGate L.C. following the Exchange.

Purchase of RMI

      In February 2002, the Company purchased 100% of the outstanding capital stock of RMI, a company owned by the principal stockholders of Invisa, Inc. RMI had virtually no operations since its inception and, therefore, the Company has determined that by acquiring RMI, the Company acquired intangible assets (patents and patents under development) and not a business. At closing, the Company issued two promissory notes totaling $1,300,000 ($500,000 payable in one installment 48 months from the closing with interest payable monthly, and $800,000 payable in one installment 14 months from the closing with interest payable monthly; and issued 435,000 shares of Invisa common stock (see Note O

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE B - BUSINESS COMBINATIONS AND PATENT IMPAIRMENT - Continued

for restructuring). The $800,000 note maturity date was subsequently amended to mature on April 25, 2004. The Company also agreed to pay to the sellers royalties of 7% of all revenue generated from the RMI technology (exclusive of safety applications). The revenue agreement is effective until terminated by mutual agreement of the respective parties. Additionally, contingent consideration to be paid by the Company was as follows prior to amendment:

o Upon the emergence from the development stage of the product line incorporating RMI security technology.

      (a) a $4,500,000 promissory note payable in one installment due 60 months from the first commercial sale with accrued interest. While outstanding, the promissory note may, at the discretion of the holder, be converted into shares of Invisa, Inc. common stock at the conversion ratio of one share of Invisa, Inc. common stock for each $5.00 of principal and interest.

      (b) 1,125,000 shares of Invisa common stock, which may be increased by the Board of Directors of Invisa, Inc. in order that the aggregate market value of the shares issued is at least $4,500,000 on the issuance date.

o 3,750,000 shares of Invisa, Inc. common stock, upon the first to occur (i) $25,000,000 in revenue from RMI technology (security technology), (ii) $4,000,000 in pre-tax profits from RMI technology (security technology) and earned royalties, (iii) any 30-day period during which Invisa's common stock has an average closing price which exceeds $15.00 per share, or (iv) a change in control.

      Invisa initially recorded the cost of the patent, which consists of the consideration paid, the liabilities assumed, and the fair value of the stock issued (435,000 shares of common stock based on a $3.50 per share offering price) as follows:

Promissory notes issued                       $1,300,000
Stock issued                                   1,522,500
Liabilities assumed (1)                        1,018,257
Costs relating to the acquisition                120,218
                                         --------------------
                                              $3,960,975
                                         ====================

(1) Liabilities assumed includes $600,000 note payable (see Note Q) to the original owner of the patent, $550,000 note payable to the Company, $357,000 receivable from the Company, $175,000 payable to the shareholders of RMI and $50,000 of other liabilities.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE B - BUSINESS COMBINATIONS AND PATENT IMPAIRMENT - Continued

      The Company  obtained a  third-party  valuation  of RMI as of  acquisition
date,   which   supports  the  initial   purchase   price  plus  the  contingent
consideration referred to above.

      During April 2003, through an amendment to the agreement, the Company agreed to issue 3,250,000 shares of its common stock for full satisfaction of the contingent consideration referred to above. These shares were recorded at the fair value at that date of $3.00 per share and, as a result, patent cost was increased by $9,750,000 with a corresponding increase in additional paid-in capital. During November 2003, $1,169,131 of the $1,300,000 Promissory Notes plus accrued interest were forgiven by the holders (See Note O).

      The Company follows the methodology presented in SFAS 144 to measure for impairment of the patent. At December 31, 2003, the Company recorded an impairment charge of approximately $5,518,000 based upon a third-party valuation of the patent. The valuation was based principally upon discounted forecasted cash flows. The change in estimated future cash flows that resulted in the lower patent value is associated with increased reliance on distributor license arrangements in place of a portion of previously forecasted direct sales. The asset group value includes the patent acquired in February 2002 and other patents under development. The Company will continue to monitor its actual and forecasted results of operations and will consider them in its future impairment analyses.

NOTE C - OPERATING MATTERS

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended December 31, 2003 and since the date of inception, the Company has had a net loss of $11,738,105 and $20,701,920, respectively. For the six months ended June 30, 2004 and since the date of inception for the period then ended, the Company has a net loss of $1,415,067 and $22,116,987, respectively. As of June 30, 2004, the Company has not emerged from the development stage and has negative working capital of approximately $1,537,192. In view of these matters, recoverability of recorded property and equipment, intangible assets and other asset amounts shown in the accompanying financial statements is dependent upon continued operation of the Company, which in turn is dependent upon the Company improving its overall level of profitability. Since inception, the Company has financed its operations principally from the sale of equity securities, as the Company has not generated significant revenues from the sales of its products. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities with some additional funding from other traditional financing sources, including increasing the available line of credit, term notes and proceeds from licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements. Subsequent to December 31, 2003, the Company sold 705,750 shares of common stock for cash totaling approximately $1,971,000 (principally from the exercise of warrants) through June 30, 2004. In August 2004, the Company completed a financing transaction whereby it will receive approximately $1,937,000 net of transaction expenses (See Note Q).

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE C - OPERATING MATTERS - Continued

      In addition, the Company is in licensing fee discussions with potential distributors of the Company's future security products. While there can be no assurance that such sources will provide adequate funding for the Company's operations, management believes that such sources will be available to the Company.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

      The consolidated financial statements as of December 31, 2002 and 2003, and June 30, 2003 and 2004, include the accounts of Invisa and its wholly owned subsidiaries, SmartGate, L.C. and RMI. All intercompany balances and transactions have been eliminated.

Use of Estimates

      In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

      Accounts receivable are due primarily from companies in the gate manufacturing industry located throughout the United States and the United Kingdom. Credit is extended based on an evaluation of the customers' financial condition and, generally, collateral is not required. Account balances are evaluated for collectability based on the condition of the customers' credit including repayment history and trends and relative economic and business conditions. Bad debts have not been significant. For the years ended December 31, 2002 and 2003, a customer located in the United Kingdom accounted for 0% and 16% , respectively, of total Company sales. For the six months ended June 30, 2003 and 2004, such sales were nominal

Inventories

      Inventories are stated at the lower of cost or market. Cost is determined using a method, which approximates the first-in, first-out method.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Furniture, Fixtures and Equipment

      Furniture, fixtures, and equipment are depreciated on a straight-line basis over their estimated useful lives, principally five years. Leasehold improvements are amortized over the term of the lease or the estimated useful lives, whichever is shorter. Accumulated depreciation and amortization was $57,460 and $97,597 at December 31, 2002 and 2003 ($117,029 at June 30, 2004),
respectively. Accelerated methods are used for tax depreciation.

Patent

      The patent for the Company's underlying technology is amortized on a straight-line method over 10 years, which represents the remaining life of the patent at its purchase date in February 2002. Accumulated amortization at December 31, 2002 and 2003 totaled $319,600 and $1,493,659 ($1,887,777 at June
30,  2004),  respectively.  At  December  31,  2003,  the  Company  recorded  an impairment charge of approximately $5,518,000 that is included in the consolidated statement of operations.

Revenue

      Sales under fixed price arrangements are recognized as revenue upon shipment of product (when title transfers to the purchaser) and collectability is assured.

      In July of 2002, the Company entered into a five-year agreement with Rytec Corporation, whereby Rytec became the exclusive licensee in North America to use the Company's safety technology for certain industrial doors. Under the agreement, Rytec paid the Company $300,000 which represents an advance payment to be applied towards the purchase of the first 3,000 units by Rytec. As of June 30, 2004, no sales transactions had occurred under the agreement.

Research and Development Costs

      Research and development costs consist of direct and indirect costs that are associated with the development of the Company's technology. These costs are expensed as incurred.

Advertising Costs

      The Company expenses advertising costs as incurred. During the years ended December 31, 2002 and 2003, advertising expense was $267,532 and $62,901
($33,701 and $0.00 for the six months ended June 30, 2003 and 2004), respectively.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Warranty Costs

      Estimated warranty costs are recognized in the period product is shipped. However, there have been no significant warranty costs incurred through June 30, 2004, nor are any significant amounts expected to occur subsequently. Accordingly, no warranty liability has been recognized for any period presented.

Income Taxes

      The Company applies Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.

Financial Instruments

      The Company's financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amounts of the line of credit and notes payable approximate their fair value due to the use of market rates of interest.

Impairment of Long-Lived Assets

      The Company evaluates the recoverability of its long-lived assets or asset groups, including patents, whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows or other measure of fair value and an impairment loss would be recognized. At December 31, 2003, the Company recorded an impairment charge of approximately $5,518,000, which was based on the results of a third-party valuation of the patent and patents under development. The value of the patent and patents under development will continue to be sensitive to the achievement of forecasted revenue and related cash flows. Accordingly, management will continue to compare its actual to budgeted results during 2004 and will consider unfavorable variances in future impairment analysis.

Earnings per Common Share

      Basic and diluted earnings per share are computed based on the weighted average number of common stock shares outstanding during the period. common stock equivalents are not considered in the calculation of diluted earnings per share for the periods presented because their effect would be anti-dilutive.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Stock Based Compensation

      The Company follows Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), which establishes a fair value based method of accounting for stock-based employee compensation plans; however, the Company has elected to account for its employee stock compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, with pro forma disclosures of net earnings and earnings per share as if the fair value based method of accounting defined in SFAS 123 had been applied. The Company amortizes compensation costs related to the pro forma disclosure using the straight-line method over the vesting period of the employees' common stock options.

      Had compensation cost for the Company's stock option plan been determined on the fair value at the grant dates for stock-based employee compensation arrangements consistent with the method required by SFAS 123, the Company's net loss and net loss per common share would have been the pro forma amounts indicated below (see also Note M):


                                                              YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                                              2002              2003               2003              2004
                                                                                                 (Unaudited)     (Unaudited)
                                                          --------------    ---------------    --------------    -----------

Net loss, as reported                                     $   (3,581,186)   $   (11,738,105)   $   (1,999,415)   $(1,415,067)

Less:  stock-based employee compensation cost under the
  fair value based method, net of related tax effects           (367,746)        (1,379,343)         (130,400)      (388,158)
                                                          --------------    ---------------    --------------    -----------

Pro forma net loss                                        $   (3,948,932)   $   (13,117,448)   $   (2,129,815)   $(1,803,225)
                                                          ==============    ===============    ==============    ===========

    Net loss per common share-basic and diluted:
  as reported                                             $        (0.28)   $         (0.73)   $        (0.14)   $     (0.07)
                                                          ==============    ===============    ==============    ===========
  pro forma                                               $        (0.31)   $         (0.81)   $        (0.15)   $     (0.09)
                                                          ==============    ===============    ==============    ===========


New Accounting Pronouncements

      In January 2003, FASB Interpretation 46, Consolidation of Variable Interest Entities an Interpretation of ARB No. 51 ("FIN 46") was issued. This Interpretation clarified the application of Accounting Research Bulletin ("ARB") No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Application of the majority voting interest requirement in ARB 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve voting interests. All enterprises with variable interests in variable interest entities created after January 31, 2003, shall

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

apply the provisions of this Interpretation to those entities immediately. A public entity with a variable interest in a variable interest entity created before February 1, 2003, shall apply the provisions of this Interpretation (other than the transition disclosure provisions in paragraph 26) to that entity no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. A nonpublic entity with a variable interest in a variable interest entity created before February 1, 2003, shall apply the provisions of this Interpretation (other than the transition disclosure provisions in paragraph 26) to that entity no later than the end of the first annual reporting period beginning after June 15, 2003.

      In December 2003, a revision to FIN 46 ("FIN 46R") was published to clarify some of the provisions of FIN 46 and exempt certain entities from its requirements. Under FIN 46R, a legal entity is considered a variable interest entity of "VIE", with some exceptions if specific criteria are met, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties. Additional criteria must be applied to determine if this condition is met or if the equity holders, as a group, lack any one of three stipulated characteristics of a controlling financial interest. If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it. Even if the reporting entity is not obligated to consolidate the VIE, then certain disclosures must be made about the VIE if the reporting entity has a significant variable interest. The effective date of the interpretation was modified under FIN 46R. A reporting entity is required to apply the provisions of FIN 46R to all VIEs that previously were subject to certain previously issued special purpose entity, of SPE, accounting pronouncements for all reporting periods ending after December 14, 2003. For all other VIEs, a reporting entity is required to adopt the provisions of FIN 46R for all reporting periods after May 15, 2004. The Company does not believe it has ownership in any variable interest entities as of December 31, 2003. The Company will apply the consolidation or disclosure requirements of this interpretation in future periods if it should own any interest deemed to be a variable interest entity.

Unaudited Financial Statements

      The unaudited financial statements and the related notes thereto for June 30, 2003 and 2004, include all normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation and are prepared on the same basis as the audited annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

NOTE E - INVENTORIES

Inventories consist of the following:

                                                   DECEMBER 31      JUNE 30
                                               2002       2003       2004
                                             --------   --------   --------
                                                                  (Unaudited)
                                             --------   --------   --------

Finished goods                               $ 80,701   $ 12,936   $ 10,364
Raw materials                                 215,907    219,601    125,915
                                             --------   --------   --------
                                             $296,608   $232,537   $136,280
                                             ========   ========   ========

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE F - ACCRUED EXPENSES

Accrued expenses consist of the following:
                                                   DECEMBER 31        JUNE 30
                                                 2002       2003        2004
                                               --------   --------   --------
                                                                    (Unaudited)
                                               --------   --------   --------

Accrued compensation and related taxes         $ 10,268   $ 13,933   $  7,869
Accrued interest                                  7,953     33,141     27,735
Other accrued expenses                           66,868     80,958     54,094
                                               --------   --------   --------
                                               $ 85,089   $128,032   $ 89,698
                                               ========   ========   ========

NOTE G - LINE OF CREDIT

     The line of credit at December 31, 2002 and 2003 consisted of a $150,000 secured working capital line of credit with a bank. Interest was payable monthly at prime plus one percent, or approximately 5.75% at December 31, 2003. A stockholder guaranteed the line of credit. The line of credit matured in July 2004, but was extended until August 2004 at which time the amount of $148,611 owing under the line of credit was paid.

NOTE H - NOTES PAYABLE TO RELATED PARTIES AND NOTES PAYABLE


Notes payable consist of the following:
                                                                             DECEMBER 31,             JUNE 30
                                                                          2002           2003           2004
                                                                     ------------------------------------------
Related parties:                                                                                    (Unaudited)
                                                                     ------------------------------------------
     Notes payable to principal  stockholders
     and others in connection with RMI acquisition:

     Due February 25, 2006; interest at 10% for first
     180 days, 15% thereafter, payable monthly                       $   500,000   (1)  $  50,334     $  50,334


     Due April 25, 2004, as amended;
     interest at 15% payable monthly                                     800,000   (1)     80,535        80,535

Other Notes Payable:
     Note payable issued in connection with  acquisition
     of patent,  due January 8, 2004; interest at 8%
     payable quarterly; secured by underlying patent                     600,000   (2)    600,000            --

     Note payable, net of unamortized original issue
     discount of $83,633 at December 31, 2002,
     principal of $200,000, due October 28, 2003, as
     amended; interest at 15% secured by 500,000 shares
     of Company common stock                                             116,367               --            --

Other note payable, unsecured                                                 --          100,000       105,000
                                                                     ------------------------------------------
                                                                       2,016,367          830,869       235,869
     Less current maturities                                            (116,367)        (780,535)      185,535
                                                                     ------------------------------------------

                                                                     $ 1,900,000       $   50,334     $  50,334
                                                                     ==========================================

(1)   During 2003, $1,169,131 of these notes were forgiven (see Note O).

(2) In January 2004, the Company negotiated a reduction in this liability from $600,000 to $250,000 which has been paid.

At June 30, 2004, aggregate maturities of notes payable are as follows (unaudited):

         YEAR      AMOUNT
       -----------------------
         2004   $   185,535
         2005   -----------
         2006   $    50,334

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE H - NOTES PAYABLE TO RELATED PARTIES AND NOTES PAYABLE - Continued

      In October 2002, the Company borrowed $200,000 from a non-affiliated party. The loan bore interest at 15% per annum, payable in advance. The Company issued a four-year warrant, together with registration rights commencing after June 28, 2004, to purchase 200,000 shares of common stock at an exercise price varying from $1.00 to $3.00 per share depending upon the date of loan repayment. Based on the unpaid status of the notes, the exercise price of the warrant is $1.00 per share. As a result of this transaction, the Company recognized an original issue discount of $144,000. Included in interest expense are $58,000 and $86,000 arising from the amortization of the original issue discount in 2002 and 2003, respectively. The Company pledged 500,000 shares of common stock as collateral for the loan, which was to be returned to the Company upon loan repayment or delivered to the lender as full loan repayment in the event of default. Those shares were not recognized as issued and outstanding at December 31, 2002 or 2003. All principal and interest were initially payable on February 28, 2003, subject to extension to April 28, 2003, upon the issuance of a four-year option to purchase an additional 50,000 shares at $1.00 per share. The loan was subsequently increased to $300,000. During 2003, the $200,000 loan was paid by the lender exercising the rights under the pledge in exchange for the 500,000 shares of common stock. The remaining $100,000 was settled in August 2004 for $90,000 cash.

NOTE I - DUE TO STOCKHOLDERS AND OFFICERS

      Due to stockholders and officers consists principally of deferred payments
of  base   compensation   and  severance   amounts   payable  to  two  principal
stockholders. The amounts payable are non-interest bearing (see Note O).

NOTE J - ACQUIRED INTANGIBLE ASSETS

      The following summarizes the carrying amounts of acquired intangible assets and related amortization.


                                                    GROSS
                                                  CARRYING      ACCUMULATED
                                                   AMOUNT       AMORTIZATION    NET
                                                -----------    -----------   -----------
Initial acquisition of patent during 2002       $ 3,960,975    $        --   $ 3,960,975
Amortization expense for the
 year ended December 31, 2002                            --        319,600       319,600
                                                -----------    -----------   -----------
Balance, December 31, 2002                        3,960,975        319,600     3,641,375

Additional patent costs in
 April 2003 from issuance of 3,250,000 shares     9,750,492             --     9,750,492
Amortization expense for
 the year ended December 31, 2003                        --      1,174,059     1,174,059
Impairment charge                                (5,517,808)            --    (5,517,808)
                                                -----------    -----------   -----------
Balance, December 31, 2003                        8,193,659      1,493,659     6,700,000
Amortization expense for the
 six months ended June 30, 2004 (unaudited)              --        394,118       394,118
                                                -----------    -----------   -----------
Balance, June 30, 2004 (unaudited)              $ 8,193,659    $ 1,887,777   $ 6,305,882
                                                ===========    ===========   ===========


                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

      The Company is amortizing the cost of the patent over a ten-year period, which was the remaining life of the patent at the acquisition date. Amortization expense for each of the five years ending December 31, 2008 will be $812,121 annually. As described in Note D, the Company recorded an impairment charge to the patent of approximately $5,518,000 during the fourth quarter of 2003.

NOTE K - LOSS PER SHARE

     The following table sets forth the computation of basic and diluted net loss per share:


                                                             YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                                            2002               2003               2003               2004
                                                        --------------    ----------------    -------------    ------------
Numerator:                                                                                     (Unaudited)      (Unaudited)
                                                        --------------    ----------------    -------------    ------------
   Net loss                                             $   (3,581,186)   $    (11,738,105)   $  (1,999,415)   $ (1,415,067)
                                                        ==============    ================    =============    ============

Denominator:
   For basic loss per share - weighted average shares       12,754,832          16,173,841       14,410,752      19,176,086
                                                        --------------    ----------------    -------------    ------------
   Effect of dilutive securities - stock options                    --                  --               --              --
   For diluted loss per share                               12,754,832          16,173,841       14,410,752      19,176,086
                                                        ==============    ================    =============    ============

   Net loss per common share  basic and diluted         $        (0.28)   $          (0.73)   $       (0.14)   $      (0.07)
                                                        ==============    ================    =============    ============


      Options and warrants to purchase 3,621,129 and 7,238,931 shares of common stock as of December 31, 2002 and 2003 are not considered in the calculation of diluted loss per share because the effect would be anti-dilutive. Options and warrants to purchase 3,826,129 and 7,926,514 shares of common stock, as of June 30, 2003 and 2004, are not considered in the calculation of diluted loss per share because the effect would be anti-dilutive. Additionally, common stock issuable as contingent consideration in connection with the patent purchase (Note B) was not considered in the calculation of basic or diluted loss per share in 2002.

NOTE L - COMMON STOCK

      In March 2001, the Company authorized a private common stock offering of up to 1,500,000 shares at $3.50 per share (the "March 2001 Offering"). Related to the March 2001 Offering, the Company issued 412,325 shares of common stock and realized proceeds of $1,210,749 during 2002 (net of $232,389 in offering costs). In April 2002, the March 2001 Offering was terminated and in May 2002, the Company commenced a new offering consisting of up to 3,000,000 shares of common stock at $5.00 per share (the "May 2002 Offering"). The May 2002 Offering was amended to comprise only 1,000,000 units at a purchase price of $5.00 per unit (the "Unit Offering"). Each unit consists of one share of the Company's common stock, and one warrant to purchase one additional share (the "Unit"). The exercise price of each warrant shall be $5.00 per share until August 15, 2003 (the "Initial warrant Year"), and from August 16, 2003 through August 15, 2004 the exercise price is the greater of the average closing trading price for the Company's common stock during the initial warrant year or $8.00, whichever is greater. As part of the Unit Offering, the Company has committed to issue to

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE L - COMMON STOCK - Continued

brokers/dealers warrants to purchase common stock at $5.50 per share equal to 10% of the units placed. The Unit Offering was amended to reflect an effective unit price of $4.00 per share in May 2002. Under the Unit Offering, during the year ended December 31, 2002, the Company issued 83,750 units and realized proceeds of $271,450 (net of $63,550 in cash offering costs). In 2002, the Company also issued 93,833 shares of common stock and realized proceeds of $244,820 (net of $36,680 in offering costs).

      On January 3, 2003, the Company's stockholders approved an increase in the Company's authorized stock to 100,000,000 shares, consisting of 95,000,000 Common and 5,000,000 Preferred shares; rights and preferences of the Preferred are to be set by the Board of Directors. This authorization was reflected in the Company's financial statements at December 31, 2003.

During the year 2003, the Company entered into the following equity related transactions:

      For the period January through December 2003, the Company sold 1,000,003 shares of common stock at prices ranging from $1.07 to $3.00 per share aggregating $2,012,619 in cash, net of transaction costs. These transactions and other non-cash equity transactions are discussed below.

      For the period  January  through  March 2003,  the Company  issued  68,000 shares of common stock at prices ranging from $1.07 to $3.00 per share, aggregating $192,086 in cash, net of transaction costs.

      In April 2003, the Company entered into a twelve-month agreement with an investor, whereby the investor would provide the Company $1,200,000 in cash from May 2003 to April 2004, in monthly payments ranging from $50,000 to $150,000. The Company issued 50,000 shares of common stock at $3.00 per share and received $139,940 (net of costs) on May 1, 2003. In August 2003, this agreement was terminated, and the Company issued the investor 50,000 shares of common stock at $2.00 per share as part of this termination. The Company has no obligation to repurchase any shares issued to the investor as part of this agreement. No cash proceeds were received related to the shares issued for this transaction.

      In April 2003, the Company approved the issuance of 500,000 shares of common stock to a third party. The shares were granted in recognition of past performance associated with common stock private placement offerings and in contemplation of continued involvement by this advisor in future fund raising activities. A total value of $1,500,000 was recognized as additional paid in capital associated with this issuance of common stock. Based on expected future proceeds from common stock offerings ($5 million), the Company recorded deferred offering costs of $937,000, as a reduction to stockholders' equity associated with these shares. The deferred offering costs were being amortized as a reduction to additional paid-in capital based on capital raised in respective periods. At December 31, 2003, the deferred offering cost balance of approximately $638,000 was written off to expense, as the amount of capital raised during 2003 was significantly less than anticipated. The remaining $862,000 is included as offering costs in 2003. In August 2003, the Company

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE L - COMMON STOCK - Continued

reduced the exercise price from $3.50 per share to $2.00 per share for 500,000 options to purchase common stock granted to the third party. The revaluation of these options had no impact on the Company's financial statements, as the options were granted in recognition of past performance associated with common stock private placement offerings. No cash proceeds were received for this transaction.

     In October  2002,  the  Company  borrowed  $200,000  from  Daimler  Capital
Partners ("Daimler"). All principal and interest were payable on February 28, 2003, subject to extension to April 28, 2003, upon the issuance of a four-year option to purchase an additional 50,000 shares at $1.00 per share, which was recorded as original issue discount in 2002. The extension option was issued and the loan was extended to April 2003. The maturity of the loan was extended further and, in May 2003, the loan was increased by $100,000. The $200,000 was subsequently paid in October 2003 by the lender exercising the rights under the collateral pledge in the amount of 500,000 shares of common stock. No cash proceeds were received related to this transaction.

      During April 2003, through an amendment to the 2002 Radio Metrix, Inc. purchase agreement, the Company agreed to issue 3,250,000 shares of its common stock for full satisfaction of future contingent consideration. These shares were recorded at the fair value at that date of $3.00 per share and, as a result, patent cost was increased by $9,750,000 with a corresponding increase in stockholders' equity during April 2003. No cash proceeds were received related to this transaction.

      In May 2003, the Company issued 14,285 shares of its authorized but unissued common stock to Crescent Fund, Inc., pursuant to a Consulting Agreement. These shares were recorded at a fair value of $3.00 per share and included in selling, general, and administrative expenses. In July 2003, the Company issued an additional 14,284 shares of its authorized but unissued common stock to Crescent Fund, Inc., pursuant to this Consulting Agreement. The Company may issue additional shares of its common stock to Crescent Fund, Inc. under this Consulting Agreement. No cash proceeds were received related to this transaction.

      In May 2003, the Company entered into an Equity Line of Credit ("ELC") agreement pursuant to which the Company borrowed $250,000. The borrowing was convertible into common stock at a 25% discount from the then prevailing market price. The Company had the right, but not the obligation, to sell additional registered shares under the Agreement at a 25% discount from the then prevailing market price to a maximum of $1,000,000, including the $250,000 amount if converted. The agreement required a minimum stock price of $2.50 per share and minimum trading volume requirements, both as defined in the agreement. Pursuant to the Agreement, the Company agreed to issue a warrant to purchase 75,000 shares of the Company's common stock at an exercise price of $2.76 per share, of which 25,000 shares are vested and the balance would vest only in the event the Company exercises its right to sell additional shares of registered stock under the Agreement.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE L - COMMON STOCK - Continued

      Related to the ELC, in July 2003 the Company issued 91,638 shares of common stock and received cash proceeds of $99,908, net of transaction costs. In July 2003, the note payable was converted into 135,022 registered shares of common stock. The Company recognized original issue discount of approximately $202,000 associated with the value of warrants and the contingent beneficial conversion feature of the notes payable. The Company also recognized deferred costs of approximately $66,000. The discount and loan costs were amortized over the term of the loan and were subsequently fully expensed in July 2003 upon the conversion into common stock. In November 2003, the Company issued an additional 104,167 shares of common stock at a price of $2.40 per share and received cash proceeds of $217,396, net of transaction costs.

      In June and July 2003, the Company sold 350,500 Units at $2.00 per Unit, each Unit consisting of one share of the Company's common stock and one warrant to purchase one additional share at an exercise price of $2.00 per share, one additional share at an exercise price of $3.00 per share, and one additional share at an exercise price of $4.00 per share. The Company received cash proceeds of $700,503, net of transaction costs related to this unit offering. The warrants are exercisable until Jun 30, 2005. As payment of the placement fee, the Company issued a placement agent 45,500 of its $2.00 Units with each unit containing the same number of warrants at exercise prices of $2.00, $3.00 and $4.00 per share, respectively. No cash proceeds were received related to this transaction. The placement agent was also the purchaser of 50,500 of the $2.00 Units, of which the Company received cash proceeds of $99,985 net of transaction costs. In August 2003, the Company also granted an option to purchase 100,000 shares of common stock at an exercise price of $3.00 to the placement agent. The options were granted in recognition of the successful fund raising activities and are exercisable until August 2006.

      In July 2003, the Company engaged Source Capital Group, Inc., as Invisa's non-exclusive financial advisor, primarily to assist Invisa in raising additional capital. Invisa issued 5,000 shares of common stock to Source Capital Group, Inc. as a retainer. The Company also issued 6,000 shares to two other parties in connection with assisting the Company in raising additional capital. The Company expensed the value of the shares at $2.00 and $3.00 per share, respectively, for financial reporting purposes. No cash proceeds were received related to this transaction.

      In July 2003, the Company agreed to issue to Hawk Associates, Inc., the Company's domestic investor relations representative, 37,000 shares of common stock in payment of $75,000 cash fees, which had accrued under the Company's agreement with Hawk Associates, Inc. No cash proceeds were received related to this transaction. This agreement was terminated in August 2003.

      In September 2003, the Company issued 20,000 shares of common stock to Fusion Capital Fund II, LLC ("Fusion") as compensation for expected future capital raising activities. The Company also entered into an agreement with

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE L - COMMON STOCK - Continued

Fusion under which Fusion would provide an equity line of credit subject to the Company filing a registration statement. The agreement also required the Company to issue 200,000 shares of the Company's common stock to Fusion as a fee, subject to a holding period before Fusion can sell the shares. The Company has recorded the issuance of this stock at $2.77 per share and charged the total amount to expense. In December 2003, the Company terminated this agreement. No cash proceeds were received related to these transactions.

      During 2003, the Company issued 327,698 shares of common stock at prices ranging from $1.07 to $3.00 per share related to the exercise of common stock options. The Company received cash proceeds of $662,786.

      During the six months ended June 30, 2004, the Company issued 705,750 shares of common stock at prices ranging from $1.50 to $3.00 per share related to the exercise of stock options and warrants resulting in cash proceeds of $1,470,932 to the Company.

NOTE M - STOCK OPTIONS

      In July 2000, the Company established a stock compensation plan (the "2000 Plan"), which provides for the granting of options to purchase the Company's common stock to employees, directors, consultants and advisors who have rendered, are rendering, or expected to continue to render services to the Company. The options granted are subject to a vesting schedule as set forth in each individual option agreement. The 2000 Plan provides for a maximum of 1,500,000 shares of common stock of the Company to be issued. The 2000 Plan shall terminate upon the earlier of (i) September 1, 2010, or (ii) the date on which all shares available for issuance under the 2000 Plan shall have been issued. Options totaling 1,200,000 were issued under the Plan ranging in price from $3.00 to $5.32 per share. In December 2001, the Company's Board closed the 2000 Plan.

      In 2002, the Company adopted a stock compensation plan (the "2002 Plan"). Under the 2002 Plan, the Company has reserved an additional 1,500,000 shares of common stock eligible for current and prospective employees, consultants, and directors. The options granted are subject to a vesting schedule as set forth in each individual option agreement. During the year ended December 31, 2002, the Company granted 1,130,000 common stock options under the 2002 Plan. The 2002 Plan shall continue until the earlier of (i) its termination by the Board; or
(ii) the date on which all shares of common stock available for issuance under the 2002 Plan have been issued and all restrictions on such shares under the terms of the 2002 Plan and the agreements evidencing options granted under the 2002 Plan have lapsed; or (iii) ten years from its effective date. In January 2003, the Company's Board closed the 2002 Plan.

      During the year ended December 31, 2002, the Company granted 842,125 common stock options that were outside the above plans. At the grant date, the exercise price of the options was equal to the market price, except for an option for 200,000 shares, which was below market.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE M - STOCK OPTIONS - Continued

      In January 2003, the Company adopted a stock compensation plan (the "January 2003 Plan") with contractual life and vesting terms identical to its 2002 Plan, which provides for a maximum of 1,500,000 shares of common stock to be issued.

      In connection with the issuance of 396,000 shares in June and July 2003 (see Note L), the Company granted warrants to acquire 396,000 common shares at $2.00, $3.00, and $4.00 per share. The 1,188,000 warrants are fully vested and exercisable until August 2006.

      In July 2003, the Company entered into a Consultant Agreement with National Financial Communications Corporation, also referred to as OTC Financial Network, a Massachusetts corporation, to assist the Company in public relations and stockholder communications. Under this Consulting Agreement, Invisa granted National Financial Consulting Corporation options to purchase 25,000 shares of Invisa common stock at $3.00 per share, 25,000 shares of Invisa common stock at $3.50 per share, 25,000 shares of Invisa common stock at $4.00 per share, and 25,000 shares of Invisa common stock at $4.50 per share, all of which are vested at December 31, 2003. The options may be exercised for a period of three years following the termination of the Agreement. The Agreement has a six-month term, which may be extended for an additional three months if the Company approves such extension. Either party, upon 15 days' notice, may terminate the Agreement.

      In October 2003, the Company adopted a non-qualified stock compensation plan (the "October 2003 Plan"). The Plan provides for a maximum of 1,000,000 shares of common stock of the Company to be issued. On October 15, 2003, related to the Plan, the Company granted 1,000,000 options to purchase shares of common stock at $3.35 per share. The options are fully vested at January 1, 2004 and are exercisable until October 15, 2013.

      In August 2003, the Company granted an option to its placement agent to purchase 100,000 shares of common stock at $3.00 per share (see Note L).

      In February 2003, the Company granted an option to Daimler to purchase 50,000 shares of common stock at $1.00 per share (see Note L).

      In May 2003, the Company granted, under an Equity Line of Credit agreement, an option to purchase 75,000 shares of common stock at $2.76 per share (see Note L).

      Activity with respect to all stock options is summarized as follows, including warrants issued to lenders, equity investors, and consultants.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

     NOTE M - STOCK OPTIONS - Continued

                                         OPTIONS OUTSTANDING

                                                          WEIGHTED-
                                             RANGE OF      AVERAGE
                                             EXERCISE    OPTION PRICE
                                  SHARES      PRICES      PER SHARE
                                ----------------------------------


Balance at December 31, 2001    1,650,880    $1.07-5.32   $   2.65
  Options granted               1,972,125    $1.00-7.25       3.64
  Options canceled                 (1,876)   $     1.07       1.07
                                ----------------------------------

Balance at December 31, 2002    3,621,129    $1.00-7.25       3.19

  Options granted               3,993,000    $1.00-4.50       3.22
  Options exercised              (327,698)   $1.07-3.00       2.07
  Options canceled                (47,500)   $3.50-7.25       4.49
                                ----------------------------------

Balance at December 31, 2003    7,238,931    $1.00-7.25   $   3.14
                                ==================================


      The  range  of  exercise  prices,   shares,   weighted-average   remaining
contractual life and weighted-average exercise price for the options outstanding at December 31, 2003 is presented below:

                                   WEIGHTED-AVERAGE
     RANGE OF                         REMAINING       WEIGHTED-AVERAGE
 EXERCISE PRICES     SHARES        CONTRACTUAL LIFE    EXERCISE PRICE
----------------------------------------------------------------------
    $1.00-1.07         696,804       1.61 years           $1.04
    $2.00-4.00       6,146,668       5.60 years           $3.24
    $4.27-7.25         395,459       4.48 years           $5.30

      The range of exercise prices, shares and weighted-average exercise price for the options exercisable at December 31, 2003 are presented below:

                                     WEIGHTED
     RANGE OF                         AVERAGE
 EXERCISE PRICES      SHARES     EXERCISE PRICE
---------------------------------------------------
     $1.00-1.07        696,804         $1.04
     $2.00-4.00      3,483,668         $3.13
     $4.27-7.25        283,792         $5.39

      For pro forma disclosure purposes (see Note D), the fair value of the options granted to employees and directors in 2002, 2003, and 2004, was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the above years:

                                          2002          2003          2004
                                       ----------------------------------------
          Dividend yield                  0.00%         0.00%         0.00%
          Expected volatility            31.00%        50.00%        50.00%
          Risk free interest rates        3.00%         3.00%         3.00%
          Expected lives                3 years       3 years       3 years

      The weighted-average grant date fair value for options granted during 2002 and 2003 was approximately $0.46 and $1.21.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

      NOTE M - STOCK OPTIONS - Continued

      In May 2004, the Company's shareholders approved the adoption of the 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan which provides for the reservation of 3,500,000 shares of the Company's common stock. This Plan also retained all provisions of the 2002 Plan. A total of 1,460,000 Options have been granted under the Plan.

      In May 2004, the Company reduced the exercise price of 896,500 common stock warrants previously issued to investors with original exercise prices ranging from $2.00 to $4.00 to an exercise price of $1.50. The reduction of the exercise price for these common stock warrants was made as an inducement for the investors to exercise these warrants during fiscal year 2004. The Company accounted for the incremental fair value of these warrants, which was approximately $464,000, as deferred offering costs, with a corresponding credit to additional paid-in capital. During the three months ended June 30, 2004, 190,000 of these warrants were exercised, which reduced the offering costs and additional paid-in capital by approximately $98,000.

NOTE N - COMMITMENTS AND CONTINGENCIES

Operating Leases

      Prior to June 2002, the Company subleased its manufacturing and office space under an operating sublease agreement from a stockholder. In June 2002, the Company entered into a new two-year lease with an unrelated party for its existing facility at an annual lease payment of $103,200 ("New Lease"). The lease, which had an option to purchase the premise during the term at $836,000, has not been renewed, and the Company is operating on a month-to-month basis. In March 2002, the Company entered into a two-year lease for additional facilities at an approximate annual lease payment of $97,200. The lease has an option to purchase the property at $698,000 during year one and $750,000 during year two. During 2003, the Company abandoned this facility and accrued for the remaining lease payment at December 31, 2003.

      The Company is obligated to pay the lesser of $1.00 or 1% of each sale for products incorporating certain electronic or mechanical interference related technology. The royalty amount is 10% where the Company licenses the technology to third parties. The Company is also obligated to pay a royalty to a consultant; an amount equal to 2% of net profits arising from sales of certain safety products. There are no significant royalty obligations for any period presented. Subsequent to June 30, 2004, substantially all of the Company's royalty agreements have been terminated through settlement arrangements (See Note Q).

Legal and Other Matters

      The Company is, from time to time, subject to litigation related to claims arising out of its operations in the ordinary course of business. The Company believes that no such claims should have a material adverse impact on its financial condition or results of operations.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

      NOTE O - RELATED PARTY TRANSACTIONS

Restructuring

      In November 2003, the Company and two principal stockholder/officers ("Stockholders') entered into agreements ("Agreements") to forgive and restructure certain notes receivable, certain stock subscriptions and related interest receivable, notes and related interest payable, and other amounts due the stockholders. Under the agreements, the following occurred:

     Forgiveness by the Company of two notes receivable from Stockholders totaling $146,310 ($161,000 at December 31, 2002).

     Forgiveness by the Company of stock subscriptions receivable and accrued interest from the Stockholders totaling $923,432 ($885,000 at December 31, 2002).

     Forgiveness by the Stockholders of notes payable of $1,169,131 and accrued interest of $130,601 by the Company.

     Forgiveness by the Stockholders of certain compensation amounts owed to them totaling $416,963.

      In connection with these Agreements, the Company recognized additional paid in capital of approximately $544,000 during the fourth quarter of 2003. In addition to the amounts forgiven, the stockholders agreed to allow approximately $338,000 of their accrued compensation to be paid on a contingent basis, as described below.

      Effective February 2000, the Company had entered into five-year employment agreements with the two Stockholders, which provided for each of them to receive an annual salary of $150,000 ($30,000 of which was deferred), an ongoing monthly bonus of $2,000, an annual car allowance of $8,500, and other fringe benefits. The amounts charged to expense in total for the two stockholders under these employment agreements approximated $305,000 in 2002 and $286,000 in 2003. Under the restructuring Agreements, compensation for one of the Stockholders ceased as of September 30, 2003 and, as of January 31, 2004 for the other Stockholder. The employment agreements also terminated on those respective dates.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE O - RELATED PARTY TRANSACTIONS - Continued

      At December 31, 2003, the Company owed the Stockholders approximately $454,000 of accrued compensation. Approximately $338,000 of this compensation will be paid to the stockholders depending on the Company achieving certain equity funding amounts ranging from $500,000 to $4,000,000. The Company has agreed to pay certain tax liabilities, if any, which may be incurred by the principal stockholders in connection with these transactions. At December 31, 2003, included in accrued expenses is the above $454,000, as well as approximately $250,000 in accrued payroll. In August 2004, the Company settled these accrued amounts in exchange for stock to be issued between June 1, 2005 and January 20, 2006 (See Note Q).

      The Company incurred legal and consulting fees of approximately $312,000 and $-0- for the years ended December 31, 2002 and 2003, respectively, to a law firm of which one of the partners is one of the Stockholders.

NOTE P - INCOME TAXES

      Deferred taxes are recorded for all existing temporary differences in the Company's assets and liabilities for income tax and financial reporting purposes. Due to the valuation allowance for deferred tax assets, as noted below, there was no net deferred tax benefit or expense for the years ended December 31, 2002 or 2003.

      Reconciliation of the federal statutory income tax rate of 34.0% to the effective income tax rate is as follows:

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

NOTE P - INCOME TAXES - Continued


                                                       YEAR ENDED                   SIX MONTHS ENDED
                                                      DECEMBER 31,                      JUNE 30
                                                    2002          2003             2003         2004
                                                   ------        ------           ------        ------
                                                                                (UNAUDITED)   (UNAUDITED)
                                                   ------        ------           ------        ------

Federal statutory income tax rate                   (34.0)%       (34.0)%          (34.0)%       (34.0)%
State income taxes, net of federal tax benefit       (3.5)         (3.5)            (3.5)         (3.5)
Deferred tax asset valuation allowance               37.5          37.5             37.5          37.5
                                                   ------        ------           ------        ------
                                                       --%           --%              --%           --%
                                                   ======        ======           ======        ======


Deferred tax asset and liability components were as follows:

                                        DECEMBER 31,     DECEMBER 31,
                                            2002             2003
                                       -----------------------------
Deferred tax assets:
     Compensation payable              $    224,614     $    263,853
     Net operating loss                   2,643,885        4,404,294
     Basis difference for C
     Corporation conversion                 188,153          172,794
Other                                        21,750          129,750
                                       -----------------------------
                                          3,078,402        4,970,691

Deferred tax liabilities:
     Patent                                 915,515        1,942,875
                                       -----------------------------
     Net deferred tax assets              2,162,887        3,027,816
Less valuation allowance                (2 ,162,887)      (3,027,816)

     Net deferred income taxes         $         --       $       --
                                       ==============================

      The  deferred  tax  valuation   allowance  was  determined  based  on  the
development stage status of the Company and the historical losses incurred since inception.

      As of December 31, 2003, the Company had net operating loss carry-forwards for Federal and State income tax purposes totaling$11,745,000, which expire beginning in 2019.

NOTE Q - OTHER SUBSEQUENT EVENTS (UNAUDITED)

Effective August 16, 2004, the Company entered into the following financing 0transaction.

      o Issuance of 22,000 shares of Series A Convertible Preferred Stock in the face amount of $2,200,000 for $1,937,000 (net of $263,000 transaction expenses) which is payable in the respective amounts of $1,158,200 at closing and $778,800 upon the filing of a Registration Statement for the underlying common stock into which the preferred stock may be converted and the shares underlying the warrants described below.

      o Issuance of warrants to acquire up to 1,500,000 shares of the Company's common stock at $1.00 per share. The warrants expire on August 16, 2007.


      o In addition to the transaction costs referred to above, the Company granted 162,500 shares of common stock and warrants to acquire up to 162,500 shares of the Company's common stock at $1.00 per share to brokers.

                                  Invisa, Inc.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Notes Applicable to Unaudited Periods)

      o The preferred stock is non-voting, entitled to dividends only when, or if, declared by the Board of Directors and has preference over the common stock in the event of the Company's liquidation. The preferred stock is convertible into common stock at the option of the holder. The conversion price is equal to eighty percent (80%) of the market price at the time of conversion, subject to a floor of $0.50 per share and a ceiling of $1.17 per share.


      In connection with the financing, the Company negotiated the cancellation of $776,132 in accrued compensation to certain directors, officers and former employees in exchange for 300,000 shares of Common Stock to be issued between June 1, 2005 and January 20, 2006, and the cancellation of the seven percent (7%) royalty agreement in exchange for warrants to acquire up to 400,000 shares of the Company's common stock at a price of $1.75 per share. The warrants expire in five years.


      In August, 2004 the Company issued 36,000 options to acquire the Company's common stock to settle various consultants' royalty agreements. The options exercise price is $1.17 per share. They expire after three years.

      In September, 2004 the Company further reduced the exercise price of 896,500 common stock warrants previously issued to investors from $1.50 to $1.00 per share. Subsequent thereto in September, 2004 the investors exercised 200,000 of those warrants.

--------------------------------------------------------------------------------


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED
IN THIS DOCUMENT.  WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.  THIS
DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE
SECURITIES.  THE INFORMATION IN THIS DOCUMENT MAY ONLY BE
ACCURATE ON THE DATE OF THIS DOCUMENT.                             INVISA, INC.

         ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
KNOWN OR THAT ARE CURRENTLY DEEMED IMMATERIAL MAY ALSO              6,222,500
IMPAIR OUR BUSINESS OPERATIONS.  THE RISKS AND                      SHARES OF
UNCERTAINTIES DESCRIBED IN THIS DOCUMENT AND OTHER RISKS           COMMON STOCK
AND UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE WILL
HAVE A GREATER IMPACT ON THOSE WHO PURCHASE OUR COMMON
STOCK.  THESE PURCHASERS WILL PURCHASE OUR COMMON STOCK AT
THE MARKET PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND
WILL RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.             _______________

                                                                    PROSPECTUS
                                                                 ---------------




                                                                  ________, 2004




--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to the Nevada General Corporation Law, our Bylaws provide for indemnification of our officers, directors and others who become a party to an action provided they acted in good faith and reasoned the conduct or action was in the best interest of the Company. Further, the Company maintains officer and director liability insurance. We have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.


      Securities and Exchange Commission Registration Fee            $   499.67
      Printing and Engraving Expenses................................$    2,500
      Accounting Fees and Expenses...................................$   10,000
      Legal Fees and Expenses........................................$   20,000
      Blue Sky Qualification Fees and Expenses.......................$    2,500
      Miscellaneous..................................................$ 4,500.33
         TOTAL.......................................................$   40,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      In the last three years, the Company sold the following unregistered securities:

      From approximately May 2001 through April 2002, the Company sold 1,379,625 shares of its common stock. Sales were limited to non-US investors and there were no underwriters involved in the sale. The shares were sold to 31 purchasers who are suitable and sophisticated non-U.S. residents. The shares were sold for cash at $3.50 per share at an aggregate offering price of $4,828,687.50. Aggregate finder's fees were paid of approximately $482,868 (with aggregate offering expenses of approximately $85,000). The Company conducted the offering pursuant to an exemption from registration for limited offerings provided by Rule 506 of Regulation D under the Act.

      In December 2001, the Company issued an aggregate of 95,000 shares of its common stock in stock bonuses to four officers in recognition of performance in year 2001. The shares had a value of $3.50 per share on the date of grant. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      In January 2002, Hawk Associates, Inc., the Company's domestic investor relations' representative was granted an option to purchase up to 50,000 shares of the Company's common stock at a purchase price of $7.25 per share. The Option is exercisable for a period of seven years, and is subject to a vesting schedule over the initial 24-month period where 6,250 shares are released and become eligible for purchase at the end of each quarterly period during the 24-month vesting term, provided the Engagement Agreement between the Company and Hawk Associates, Inc. has remained in effect at the end of the quarterly period then in effect. There were no underwriters involved in the issuance. This Option was issued pursuant to Rule 701 of the Act.

      In July 2003, the Company agreed to issue to Hawk Associates, Inc., the Company's domestic investor relations representative, 37,000 shares of common stock in payment of $67,000 cash fees and expenses which had accrued under the Company's agreement with Hawk Associates, Inc. pursuant to which Hawk Associates, Inc. provides domestic investor relations services. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      In January 2002, the Company, pursuant to its 2002 Plan, which provides for both qualified and non-qualified options, issued options to purchase a total of 1,010,000 shares to a total of 17 persons consisting of officers, directors, consultants or employees. The exercise price for 700,000 of the shares is $3.85 per share, and for the remaining 310,000 shares is $3.50 per share (of these options to purchase, 30,000 shares were cancelled). There were no underwriters involved in the issuance. The Company issued the options under the 2002 Plan pursuant to Rule 701 of the Act.

      In February 2002, the Company issued 435,000 shares of its common stock as part of the closing of an Agreement of Merger and Plan of Reorganization by and among the Company, SmartGate/RadioMetrix Acquisition Corp. and Radio Metrix Inc. ("Merger"). Pursuant to the Merger, additional shares were required to be issued upon the satisfaction of certain performance criteria (the "Earn-Out Shares"). All potential Earn-Out Shares were issued in April 2003, resulting in an additional 3,250,000 shares being issued under the Merger. There were no underwriters involved in the issuance. As the issuance of the shares to the five RadioMetrix stockholders, pursuant to the Merger represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act (see "Certain Relations and Related Transactions").

      In May 2002, in consideration for G.M. Capital Partner Ltd.'s ("GM") consultant services as international relations consultant in Regulation "S" transactions, the Company issued a stock option to GM for the purchase of 500,000 shares at an exercise price of $5.50 per share. The stock option was issued in prepayment of the consulting fee for the year. The agreed value of the stock option and the consulting services was established at $120,000. The stock option was amended and restated in November 2002 to change the exercise price to $3.50 and to extend the term. In August 2003, the stock option was amended and restated to change the exercise price to $2.00. The stock option is fully vested and exercisable until December 31, 2005. There were no underwriters involved in the issuance. This Option was issued pursuant to Rule 701 of the Act, and as it represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the option was also issued, pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      In June 2002, the Company, pursuant to its 2002 Plan, issued an option to purchase 100,000 shares to Gregory Newell, a director of the Company. The exercise price is $5.10 per share. There were no underwriters involved in the issuance. This option was issued pursuant to Rule 701 of the Act.

      In June 2002, the Company, pursuant to its 2002 Plan, issued an option to purchase 20,000 shares to John E. Scates, a director of the Company. The exercise price is $5.15 per share. There were no underwriters involved in the issuance. This option was issued pursuant to Rule 701 of the Act.

      In July 2002, the Company sold 83,750 Units at $4.00 per Unit, each Unit consists of one of the Company's common stock and one warrant to purchase one additional share. The exercise price of each warrant is $5.00 per share until August 15, 2003 (the "Initial warrant Year"). From August 16, 2003 to August 15, 2004 (the Second warrant Year"), the exercise price is the greater of: (i) the average closing trading price for the Company's common stock during the Initial warrant Year, or (ii) $8.00 per share. The warrants are redeemable at the option of the Company at $0.10 per share upon 30 days notice to the holder. In order for the Company to exercise its right to redeem: during the Initial warrant Year the Company's common stock must have traded for 20 consecutive trading days at a closing trading price above $10.00 per share, or during the Second warrant Year the Company's common stock must have traded for 20 consecutive trading days at a closing trading price above $16.00 per share. Any warrants not timely exercised or redeemed automatically expire on August 15, 2004.

      Shares acquired upon the exercise of the warrant will not be registered with the SEC, unless otherwise determined by the Company in its sole discretion, and accordingly, will bear a restrictive legend as to transfer in accordance with Rule 144 of the Act. In the event of a stock dividend or stock split resulting in the number of outstanding of shares of the Company being changed, the applicable exercise price and number of shares, as provided in the warrants, shall be proportionately adjusted. In the event of the merger, consolidation, or combination of the Company into another company or entity which survives that transaction, the shares which may be purchased under the warrants shall be converted into an equivalent number of shares of the surviving entity. In the event of the sale of all or substantially all of the assets of the Company, the shares which may be purchased upon the exercise of the warrants shall be treated in any distribution as if said shares are issued and outstanding, with the exception that the exercise price under the warrants shall be deducted from the amount to be distributed on a per-share basis. The holders of warrants shall not be entitled to vote or exercise other rights of stockholders unless and until the warrants are exercised and the underlying shares issued. In the event of redemption by the Company, each holder shall be provided 30 days prior written notice of the Company's intent to redeem, during which notice period the holder of the warrant shall be entitled to exercise the warrant.

      Sales were limited to non-US investors and there were no underwriters involved in the sale of the Units. The Units were sold to one purchaser who is a suitable and sophisticated non-U.S. resident. The Units were sold for cash at $4.00 per Unit (initially $5.00 per Unit and subsequently reduced to $4.00) at an aggregate offering price to date of $335,000 and aggregate finder's fees of $33,500, with aggregate offering expenses of $10,050. In addition, finders were granted placement warrants to purchase an amount of shares equal to 10% of the Units placed (i.e. - 8,375 warrants). The per-share exercise price of shares which may be purchased under the placement warrant shall be $5.50. The placement warrant shall have a term of 60 months and shall not be exercisable during the initial 13 months following issuance. Following the 13-month non-exercisable period, holders, acting in unison, shall have the right on one occasion to demand that the Company file and exercise reasonable efforts to effect a Registration Statement covering the shares which may be purchased upon the exercise of the placement warrant. Such right to demand registration shall terminate once the Company files a Registration Statement for registration of the shares which may be purchased upon the exercise of the placement warrant. Additionally, following the 13-month non-exercisable period, the holders, acting in unison, shall have the right on one occasion to have the shares which may be purchased upon the exercise of the warrants included in any other Registration Statement filed by the Company provided that the inclusion of such shares does not adversely affect the registration purpose or statement and provided that the shares have not previously been registered by the Company.

      The Company conducted this Unit Offering pursuant to an exemption from registration for limited offerings provided by Rule 506 of Regulation D under the Act.

      From October 2002 through December 31, 2002, the Company sold 93,833 shares of its common stock, pursuant to an exemption from registration provided by Regulation S under the Act. Sales were limited to non-U.S. investors and there were no underwriters involved in the sale. The shares were sold to six purchasers who are suitable and sophisticated non-U.S. residents. The shares were sold for cash at $3.00 per share at an aggregate offering price of $281,499. Aggregate finder's fees were paid of approximately $28,150 (with aggregate offering expenses of approximately $8,445).

      On October 28, 2002, we borrowed $200,000 from a non-affiliated party. The loan bears interest at 15% per annum, payable in advance. We issued a four-year warrant, together with registration rights commencing after June 28, 2004 to purchase 200,000 shares of our common stock at an exercise price of $1.00 per share. We pledged 500,000 shares of our common stock as collateral for the loan, which will be returned to the Company upon loan repayment or delivered to the lender as full loan repayment in the event of default. Pursuant to the terms of the loan, the date for repayment of all principal and interest was extended from February 28, 2003 to April 28, 2003, and in connection with said extension, we issued the lender, on February 28, 2003, a thirty-eight month option to purchase 50,000 shares of common stock at an exercise price of $1.00 per share, with registration rights. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares and option were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. We borrowed an additional $100,000 from the non-affiliated party in 2003. During 2003, the $200,000 loan was paid by the lender exercising the rights under the pledge in exchange for the 500,000 shares of common stock. The remaining $100,000 was settled in August 2004 for $90,000 cash.

      In January 2003, pursuant to the exercise of an option granted in December 1999, the Company issued to one purchaser, 12,198 shares of the Company's common stock for an aggregate exercise price of $13,000. There were no underwriters involved in the sale. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      From January 2003 to June 30, 2003, the Company sold 68,000 shares of its common stock, pursuant to an exemption from registration provided by Regulation S under the Act. Sales were limited to non-U.S. investors and there were no underwriters involved in the sale. The shares were sold to seven purchasers who are suitable and sophisticated non-U.S. residents. The shares were sold for cash at $3 per share at an aggregate offering price of $204,000. Aggregate finder's fees were paid of approximately $20,400 (with aggregate offering expenses of approximately $6,120).

      In April 2003, the Company issued 500,000 shares of its authorized but unissued common stock to GM in recognition of its support in the Company's past and current access to capital and matters related thereto. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      In April 2003, Invisa entered into an agreement with Mr. Alan Feldman, a non-affiliated party ("Agreement"). Pursuant to the Agreement, Mr. Feldman purchased 50,000 shares of the Company's authorized but unissued common stock at $3.00 per share. There were no underwriters involved in the issuance. Mr. Feldman is a non-US person and the sale was made pursuant to an exemption from registration provided by Regulation S under the Act. Additionally, in August 2003, as part of the termination of the Agreement, the Company issued Mr. Feldman 50,000 shares of the Company's authorized but unissued common stock. There were no underwriters involved in the issuance. This issuance was made pursuant to the exemption from registration provided by Regulation S under the Act.

      In May and July 2003, the Company issued 28,569 shares of its authorized but unissued common stock to a consultant, pursuant to a Consulting Agreement. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      In May 2003, we entered into an Equity Line of Credit ("ELC") with BarBell Group Inc. ("BarBell"). As part of this ELC we borrowed $250,000 from BarBell. Further, as part of this ELC, we granted a warrant to BarBell to purchase 75,000 shares of our common stock with an exercise price of $2.76 per share ("warrant"). 25,000 shares are vested under this warrant and the balance of the shares will vest based upon performance under the ELC as follows: 25,000 shares will vest once the Company receives $500,000 under the ELC and 25,000 shares will vest once the Company has received an aggregate of $1,000,000 in financing under the ELC. Additionally, as part of the establishment of the ELC, the Company issued 4,000 shares of its common stock to Capstone Partners LC and 2,000 shares to Crescent Fund Inc. in payment of a Finders Fee for introducing the Company to BarBell. There were no underwriters involved in the issuances of the warrant and the Finders Fee shares. As the issuance of the warrant and the Finders Fee shares represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, these issuances were made pursuant to the private offering exemption set forth in Section 4(2) of the Act. On July 7, 2003 the Company's Registration Statement #333-106439 ("Registration Statement") relating to the foregoing ELC transaction and the shares described above became effective. The Company issued 135,022 shares of its common stock to BarBell under the Registration Statement in satisfaction of the $250,000 borrowing which was established in May 2003 as part of the ELC. The proceeds of the stock sale were used to fund current operations of the Company. Additionally, the Company issued 91,638 shares of its common stock pursuant to a $100,000 stock purchase advance by BarBell under the ELC in July 2003. A finder's fee payment equal to 13% of the gross proceeds was paid to the aforedescribed finders. The proceeds of this stock sale were used to fund current operations of the Company. A Registration Statement filed in September 2003 covers the sales of shares by the selling stockholders including shares purchased or which may be purchased by BarBell under the ELC; shares which may be purchased by BarBell under the warrant; and the shares issued to the two finders. The Company will not receive any proceeds from the sale of shares by the selling stockholders. In November 2003, the Company issued an additional 104,167 shares of common stock at a price of $2.40 per share and received cash proceeds of $217,396 net of transaction costs. The registration statement was terminated in November 2003.

      In May 2003, the Company granted, pursuant to its 2003 Plan, options to purchase 80,000 shares to Joseph Movizzo, a director of the Company. The exercise price is $3.00 per share. The option vests at the rate of 5,000 shares per quarter. The option is exercisable until May 2010. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the option was issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      In June and July 2003, the Company agreed to sell 350,500 Units at $2.00 per Unit at an aggregate offering price of $701,000, each Unit consisting of one share of the Company's common stock and: one warrant to purchase one share of common stock at an exercise price of $2.00 per share; one warrant to purchase one share of common stock at an exercise price of $3.00 per share; and one warrant to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable until June 30, 2005. The finder's fee paid in connection with the sale of these $2.00 Units is described in the next paragraph. The sales were made pursuant to an exemption from registration provided by Regulation S under the Act. Sales were limited to non-U.S. investors and there are no underwriters involved in the sale. The shares were sold to four purchasers who are suitable and sophisticated non-U.S. residents. The Company registered the shares purchased as part of the $2.00 Units and the shares which are issuable under the warrants contained in the $2.00 Units in September 2003.

      In addition to the $2.00 Units described in the paragraph above, the Company, in July 2003, agreed to issue the finder, GM, an additional 45,500 of the $2.00 Units as a finder's fee. Of the Units described in the paragraph above, GM was purchaser of 50,500 Units. The issuance of the $2.00 Units was made pursuant to an exemption from registration provided by Regulation S under the Act and there are no underwriters involved in the issuance. The Company registered the shares issued as part of the $2.00 Units and the shares which are issuable under the warrants contained in the $2.00 Units in September 2003.

      In July 2003, we engaged Source Capital Group, Inc., which is registered as a securities broker dealer, as Invisa's non-exclusive financial advisor primarily to assist Invisa in raising additional capital. We issued 5,000 shares of common stock to Source Capital Group, Inc. as a retainer. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. The Company registered the shares issued to Source Capital Group, Inc. in September 2003.

      In July 2003, the Company agreed to issue to Hawk Associates, Inc., the Company's domestic investor relations representative, 37,000 shares of common stock in payment of $75,000 cash fees, which had accrued under the Company's agreement with Hawk Associates, Inc. No cash proceeds were received related to this transaction. This agreement was terminated in August 2003.

      Also in July 2003, we entered into a Consultant Agreement with National Financial Consulting Corporation, also referred to as OTC Financial Network, a Massachusetts corporation, to assist us in public relations and stockholder communications. Under this Consulting Agreement, Invisa granted National Financial Consulting Corp. options to purchase 100,000 shares of Invisa common stock at exercise prices ranging from $3.00 per share to $4.50 per share. The Agreement has since been terminated.

      Pursuant to an agreement between NFC and its subcontractor, Gary Geraci, NFC instructed the Company to issue 1/2 of the Options directly to Mr. Geraci. Accordingly, the Options are issued as follows:

    NFC                                             Gary Geraci
         12,500 options @ $3.00                         12,500 options @ $3.00
         12,500 options @ $3.50                         12,500 options @ $3.50
         12,500 options @ $4.00                         12,500 options @ $4.00
         12,500 options @ $4.50                         12,500 options @ $4.50

      There were no underwriters involved in the issuances. As the issuances represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the Options were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. The Company registered the shares issuable under the warrants in September 2003, and accordingly, these shares are included in this Registration Statement.

      In August 2003, the Company granted GM a warrant to purchase 100,000 shares of Invisa common stock at $3.00 per share. The option is fully vested and exercisable until August 2006. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. The Company registered the shares issuable under the warrant in September 2003.

      In September 2003, the Company issued 20,000 shares of common stock to Fusion Capital Fund II, LLC ("Fusion") as compensation for expected future capital raising activities. The Company also entered into an agreement with Fusion under which Fusion would provide an Equity Line of Credit subject to the Company filing a Registration Statement. The agreement also required the Company to issue 200,000 shares of the Company's common stock to Fusion, as a fee, subject to a holding period before Fusion can sell the shares. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      During October 2003 through December 2003, the Company issued 327,698 shares of its common stock pursuant to the exercise of warrants. There were no underwriters involved in the sales, which were to four purchasers who are suitable, sophisticated non-U.S. residents. The shares were sold for cash at prices ranging from $2.00 to $3.00 per share at an aggregate offering price of $699,000. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. Aggregate offering expenses were nominal.

      During January 2004 through June 2004, the Company issued 602,000 shares of its common stock pursuant to the exercise of warrants and 103,750 shares pursuant to the exercise of options. There were no underwriters involved in the sales, which were to six purchasers who are suitable, sophisticated investors, five of which are non-U.S. residents. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. The shares were sold for cash at prices ranging from $1.50 to $3.00 per share at an aggregate offering price of $1,970,932. Aggregate offering expenses were nominal.

      During August of 2004, the Company entered into a financing transaction in which it: (i) issued 22,000 shares of Series A Convertible Preferred Stock in exchange for $1,937,000 (net of $263,000 transaction expenses) which is payable in the respective amounts of $1,158,200 at closing and $778,800 upon the filing of a Registration Statement for the underlying common stock into which the preferred stock may be converted and the shares underlying the warrants described below, (ii) issued warrants (which expire on August 16, 2007) to acquire up to 1,500,000 shares of the Company's common stock at $1.00 per share. In connection with the above referenced transaction the Company granted 162,500 shares of Common Stock and three year Warrants to acquire up to 162,500 shares of the Company's Common Stock at $1.00 per share to brokers. The Shares and Warrants were issued pursuant to the private offering exemption set forth in
Section 4(2) of the Act.

      In connection with the financing, the Company negotiated the cancellation of $776,132 in accrued compensation to certain directors, officers and former employees in exchange for 300,000 shares of Common Stock to be issued between June 1, 2005 and January 20, 2006, and the cancellation of the seven percent (7%) royalty agreement in exchange for Warrants to acquire up to 400,000 shares of the Company's Common Stock at a price of $1.75 per share. The Warrants expire in five years. As the issuance represented a transaction by an issuer (i.e. -- the Company) not involving any public offering, the Shares and Warrants were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

      In September, 2004 the Company further reduced the exercise price of 896,500 common stock warrants previously issued to investors from $1.50 to $1.00 per share. Subsequent thereto in September, 2004 the investors exercised 200,000 of those warrants. As the issuance represented a transaction by an issuer (i.e.
- the Company) not involving any public offering, the Shares were were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.


ITEM 27 - EXHIBITS AND REPORTS ON FORM 8-K

(a)      Exhibits

                                INDEX TO EXHIBITS

ITEM NO.                           DESCRIPTION

2.1(1) Agreement of Merger and Plan of Reorganization dated 2/25/02 by and among SmartGate Inc., SmartGate/RadioMetrix Acquisition Corp. and Radio Metrix Inc., Letter of Clarification, and Amendment dated as of April 24, 2003

3(i)(1)           Articles of Incorporation, as amended

3(ii)(1()         Bylaws of the company

4.1(1)            Specimen of Invisa, Inc. common stock Certificate


5.1(7) Opinion of Ellenoff Grossman & Schole LLP regarding legality of common stock being offered.


10.1(1)           Indemnity  Agreement  by and among the  Company and Stephen A.
                  Michael, Spencer Charles Duffey Irrevocable Trust u/a/d July 29, 1998, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d July 29, 1998, Robert T.
                  Roth, William W. Dolan dated as of February 25,2002

10.2(1)           Form of  Promissory  Notes  to  Stephen  A.  Michael,  Spencer
                  Charles Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Elizabeth Rosemary Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Robert T.
                  Roth, and William W. Dolan - February 25, 2002

10.3(1)           Form of  Promissory  Notes  to  Stephen  A.  Michael,  Spencer
                  Charles Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Elizabeth Rosemary Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Robert T.
                  Roth, and William W. Dolan - February 25, 2002

10.4(1)           Consulting Agreement with Hawk Associates, Inc. dated January
                  16, 2002

10.5(1) Contribution Agreement dated 2/9/00 between SmartGate Inc. and SmartGate, L.C.

10.6(1)           Promissory Note from Stephen A. Michael to the Company -
                  October 15, 2001

10.7(1)           Promissory Note from Samuel S. Duffey to the Company - October
                  15, 2001

10.8(1) Distribution Agreement with H.S. Jackson & Son (Fencing) Limited - August 23, 2001, and April 10, 2002 and March 31, 2003 Amendments thereto

10.9(1)           Employment Agreement with Stephen A. Michael

10.10(1)          Employment Agreement with Samuel S. Duffey

10.12(1)          Employment Agreement with Edmund C. King

10.13(1)          Employment Agreement with William W. Dolan

10.14(1)          Employment Agreement with Carl Parks

10.15(1)          Employment Agreement with Bob Fergusson

10.16(1)          Office Lease with DTS Commercial Interiors, Inc.

10.17(1)          Office Lease with 4396 Independence Court, Inc.

10.18(1) Quarterly Revenue Based Payment Agreement by and among the Company and Stephen A. Michael, Spencer Charles Duffey Irrevocable Trust u/a/ d July 29, 1998, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d July 29, 1998, Robert T. Roth, William W. Dolan dated as of February 25, 2002; and Amendment dated as of April 24, 2003

10.19(1)          Net Profit Royalty Letter  Agreement between Radio Metrix Inc.
                  and Pete Lefferson dated September 23, 1993 as amended by Letter Agreement dated December 1, 1994 ("Lefferson Royalty Agreement")

10.20(1) Agreement between Radio Metrix Inc. and Carl Burnett dated October 13, 1996 ("Burnett Agreement")

10.21(1) The Agreement between Radio Metrix Inc. and Namaqua Limited Partnership ("Namaqua") dated December 13, 1993 ("Namaqua Agreement"), and related Security Agreement ("Namaqua Security Agreement")

10.22(1) Agreement between Radio Metrix Inc. and Robert Wilson dated March 18, 1992 ("Wilson Agreement")

10.23(1) Closing Agreement between Radio Metrix Inc.,SDR Metro Inc. and Brent Simon dated January 8, 2002

10.24(1)          Promissory Note to SDR Metro Inc. dated January 8, 2002

10.25(1) Security Agreement between Radio Metrix Inc. and SDR Metro Inc. dated January 8, 2002

10.26(1) Remedy upon Default Agreement between Radio Metrix Inc. and SDR Metro Inc. dated January 8, 2002

10.27(1)          Consulting Agreement Memo re: Brent Simon dated August 28,
                  2000

10.28(1) Original Equipment and Independent Distribution License Agreement between the Company and Rytec Corporation

10.29(1) Disbursement Request and Authorization, Promissory Note, and Business Loan Agreement with Regions Bank - July 15, 2002

10.30(1)          Promissory Note,  Security  Agreement,  and Escrow Agreement -
                  Re: Daimler Capital Partners, Ltd. - loan and stock options; Stock Option Agreement with Daimler Capital Partners, Ltd. - October 28, 2002; Stock Option Agreement with Daimler Capital Partners, Ltd. - February 28, 2003

10.31(1) Stock Option Agreement with H.R. Williams Family Limited Partnership - February 9, 2000 and Amendment thereto

10.32(1)          SmartGate,  Inc.  2000  Employee,  Director,   Consultant  and
                  Advisor Stock Compensation Plan (Plan 2000)

10.33(1) Form of Plan 2000 Option Agreement with Stephen A. Michael - July 26, 2000 (including form of Letter of Investment Intent for Stephen A. Michael, Robert Knight, Edmund C. King, and Duffey & Dolan, P.A.)

10.34(1) Form of Plan 2000 Option Agreement with Robert Knight and Edmund C. King - July 26, 2000

10.35(1) Form of Plan 2000 Option Agreement with Duffey & Dolan, P.A. - July 26, 2000

10.36(1)          Form of Plan 2000 Option Agreements with employees/consultants
                  - July 26, 2000 and December 20, 2000 (including form of Letters of Investment Intent) for these and the May 17, 2001, June 28, 2001, and August 6, 2001 Plan 2000 Option Agreements listed below

10.37(1)          Form of Plan 2000 Option  Agreement  with John E. Scates - May
                  17, 2001

10.38(1)          Form of Plan 2000 Option  Agreement  with Linda L.  Kauffman -
                  June 28, 2001

10.39(1)          Form of Plan 2000 Option Agreement with Carl Parks - August 6,
                  2001

10.40(1)          SmartGate Inc. 2002 Incentive Plan (Plan 2002)

10.41(1) Form of Plan 2002 Option Agreements with Stephen A. Michael, Samuel S. Duffey and William W. Dolan - January 22, 2002 (including form of Letters of Investment Intent for all Plan 2002 Option Agreements)

10.42(1) Form of Plan 2002 Option Agreements with Robert Knight and Edmund C. King - January 22, 2002

10.43(1)          Form of Plan 2002 Option  Agreements  with employees - January
                  22, 2002

10.44(1)          Form of Promissory Note and Security  Agreement re: Stephen A.
                  Michael, Edmund C. King, Scott Tannehill, Barbara Baker, Nicole A. Longridge and Edward A. Berstling Option to Exercise/Stock Purchase (also form of Security Agreement per
                  Exhibit 10.46)

10.45(1)          Form of  Modification  Agreement  re:  Edmund C.  King,  Scott
                  Tannehill,   Barbara  J.  Baker,   and  Nicole  A.   Longridge
                  Promissory Notes re: Option Exercise/Stock Purchase

10.46(1) Form of Replacement Promissory Note, Assignment and Security Agreement re: Grace Duffey Irrevocable Trust u/a/d 1/26/00 and Debra Finehout Option to Exercise/Stock Purchase (for form of Security Agreement, see Exhibit 10.44 above).

10.47(1) Registration Rights Agreement by and among the Company and Stephen A. Michael, Spencer Charles Duffey Irrevocable Trust u/a/d July 29, 1998, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d July 29, 1998, Robert T. Roth, William W. Dolan dated as of February 25, 2002

10.48(1) Voluntary Resale Restriction Agreement with Robert T. Roth - November 19, 2001

10.49(1)          Stock Option  Agreement with Hawk  Associates,  Inc. - January
                  16, 2002

10.50(1) Amended and Restated Stock Option Agreement with G.M. Capital Partners Limited L.P. - November 8, 2002

10.51(1)          Form of Plan 2002 Option  Agreement with Gregory Newell - June
                  13, 2002

10.52(1)          Form of Plan 2002 Option  Agreement with John E. Scates - June
                  27, 2002

10.53(1)          Delbrueck Bank warrant #1

10.54(1)          Delbrueck Bank warrant #2

10.55(1)          Form of Plan 2000 Option Agreement with Nicole A. Longridge

10.56(1)          Form of Plan 2000 Option Agreement with Duane Cameron

10.57(1)          Invisa, Inc. 2003 Incentive Plan

10.58(1) Form of Plan 2003 Option Agreement with Joseph F. Movizzo - May 13, 2003 (including form of Letter of Investment Intent)

10.59(1)          Consulting  Agreement - March 2003 between Crescent Fund, Inc.
                  and the Company

10.60(1) Agreement dated as of April 24, 2003 between Alan A. Feldman and the Company

10.61(1) Financing Agreement dated as of May 9, 2003 between BarBell Group, Inc. and the Company

10.62(1) Series 2003A 7% Convertible Note Due June 9, 2004, dated May 9, 2003 from the Company to BarBell Group, Inc.

10.63(1) Investment Agreement dated as of May 9, 2003 between BarBell Group, Inc. and the Company

10.64(1) Warrant to Purchase Shares of common stock dated as of May 9, 2003, issued by the Company to BarBell Group, Inc.

10.65(1) Registration Rights Agreement dated as of May 9, 2003 between the Company and BarBell Group, Inc.

10.66(1) Broker-Dealer Placement Agent Selling Agreement - May 2003 between Capstone Partners LC and the Company

10.67(2) Amended and Restated Regulation S Subscription Agreement - July 22, 2003 between Capstone Partners LC and the Company

10.68(2) Amended and Restated Regulation S Subscription Agreement - July 22, 2003 executed by Nautilus Technologies, Ltd. - subscribing for 125,000 Units

10.69(2) Amended and Restated Regulation S Subscription Agreement - July 22, 2003 executed by GM Capital Partners, Ltd. - subscribing for 50,500 Units

10.70(2)          Amended and  Restated  Regulation S  Subscription  Agreement -
                  July  22,  2003  executed  by  Kallur   Enterprises,   Ltd.  -
                  subscribing for 50,000 Units

10.71(2) Publicity Agreement - July 2003 between Capital Financial Media, Inc. and the Company

10.72(2) Consulting Agreement - July 2003 between National Financial Communications Corp. and the Company

10.73(2)          Agreement - July 2003 between Brooks Houghton & Company,  Inc.
                  and the Company

10.74(2) Non-Exclusive Financial Advisor Agreement - July 2003 between Source Capital Group, Inc. and the Company

10.75(2) Consulting Agreement - July 2003 between Patrick W.H. Garrard d/b/a The Garrard Group of West Redding, CT and the Company

10.76(2) Investment Agreement Modification I dated as of July 21, 2003 by and among Invisa, Inc. and BarBell Group, Inc.

10.77(2) Joint Development Agreement - July 2003 between Dominator International Ltd. And SmartGate, L.C.

10.78(3)          Engagement  Agreement  dated  September  9, 2003  between G.M.
                  Capital Partners, Ltd and Invisa, Inc.

10.79(4) Employment Agreement dated November 6, 2003 between Herb Lustig and Invisa, Inc.

10.80(4)          Severance  Agreement dated November 13, 2003 between Samuel S.
                  Duffey and Invisa, Inc.

10.81(4) Agreement dated November 13, 2003 between Invisa, Inc. and the Duffey related stockholders

10.82(5)          SDR Metro Inc. letter extension agreement

10.83(5)          SDR Metro Inc. confirmation letter agreement

10.84(5)          Severance  Agreement dated January 26, 2004 between Stephen A.
                  Michael and Invisa, Inc.

10.85(5)          Consulting Agreement dated January 26, 2004 between Stephen A.
                  Michael and Invisa, Inc.

10.86(5)          Severance Agreement dated December 31, 2003 between William W.
                  Dolan and Invisa, Inc.

10.87(5) Agreement dated February 11, 2004 between The Video Agency, Inc. and Invisa, Inc.

10.88(5) Employment Agreement dated March 2003 between Charles Yanak and Invisa, Inc.

10.89(5)          2003-A  Employee,  Director,   Consultant  and  Advisor  Stock
                  Compensation Plan.

10.90(5) First Amendment to Invisa, Inc., 2003 Incentive Plan dated as of November 6, 2003

10.91(5)          Stock Option  Agreement  for Herb M. Lustig dated  November 6,
                  2003

10.92(6) Subscription Agreement for issuance of 22,000 shares of Series A Convertible Preferred Stock and common stock warrants.

10.93(6)          Registration Rights Agreement

10.94(6) Warrants to Purchase Common Stock (Mercator Momentum Fund, LP, Mercator Advisory Group, LLC, and Monarch Pointe Fund, Ltd.)

10.95(6) Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock.

14(1)             Code of Business Conduct and Ethics and Compliance Program

21(1)             Subsidiaries of Registrant

23.1(7)           Consent of Grant Thornton LLP


      (1) Previously filed on June 23, 2003 with Invisa's Form 10-KSB for the fiscal year ended December 31, 2002 and are incorporated by reference.

      (2)   Previously filed on August 1, 2003 with Invisa's Form 10-QSB for the
            quarter  period  ended  June  30,  2003  and  are   incorporated  by
            reference.

      (3) Previously filed on September 17, 2003 with Invisa's Form 8-KA (Amendment No. 1) dated September 9, 2003 and is incorporated by reference.

      (4) Previously filed on November 14, 2003 with Invisa's Form 8-K dated November 6, 2003 and are incorporated by reference.

      (5) Previously filed on April 14, 2004 with Invisa Form 10-KSB for the fiscal year ended December 31, 2003 and incorporated herein by reference.

      (6) Previously filed on August 18, 2004 with Invisa Form 10-QSB and incorporated herein by reference.

      (7)   Filed herewith.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i)   Include any prospectus required by Sections 10(a)(3) of the Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sarasota, State of Florida on September 23, 2004.


                                   INVISA, INC

                                   By:    /s/ Herbert M. Lustig
                                          --------------------------------------
                                   Name:  Herbert M. Lustig
                                   Title: President and Chief Executive Officer


                                   By:    /s/ Edmund C. King
                                          --------------------------------------
                                   Name:  Edmund C. King
                                   Title: Chief Financial Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Date: September 23, 2004                             /s/ Herbert M. Lustig
                                                     ---------------------
                                                     Herbert M. Lustig,
                                                     President, Chief Executive
                                                     Officer, Director


Date: September 23, 2004                             /s/ Stephen A. Michael
                                                     ----------------------
                                                     Stephen A. Michael,
                                                     Chairman, Director
                                                     By Herbert M. Lustig,
                                                     attorney in fact


Date: September 23, 2004                             /s/ Edmund C. King
                                                     ------------------
                                                     Edmund C. King, Chief
                                                     Financial Officer, Director
                                                     By Herbert M. Lustig,
                                                     attorney in fact


Date: September 23, 2004                             /s/ Robert Knight
                                                     -----------------
                                                     Robert Knight, Director
                                                     By Herbert M. Lustig,
                                                     attorney in fact

Date: September 23, 2004                             /s/ Gregory J. Newell
                                                      --------------------
                                                     Gregory J. Newell, Director
                                                     By Herbert M. Lustig,
                                                     attorney in fact


Date: September 23, 2004                             /s/ John E. Scates
                                                     ------------------
                                                     John E. Scates, Director
                                                     By Herbert M. Lustig,
                                                     attorney in fact


Date: September 23, 2004                             /s/ Joseph F. Movizzo
                                                     ---------------------
                                                     Joseph F. Movizzo, Director
                                                     By Herbert M. Lustig,
                                                     attorney in fact